AGREEMENT AND PLAN OF MERGER


                         dated as of September 14, 2001

                                      among

                            FARO TECHNOLOGIES, INC.,

                              FARO ACQUISITION LLC,

                                       and

                            SPATIALMETRIX CORPORATION

                                TABLE OF CONTENTS


ARTICLE I THE MERGER...........................................................3

   1.1   THE MERGER; FILING AND EFFECTIVE TIME OF THE MERGER...................3
         ---------------------------------------------------
   1.2   THE CLOSING...........................................................3
         -----------
   1.3   EFFECTS OF THE MERGER.................................................3
         ---------------------
   1.4   ACTIONS AT THE CLOSING AND FOLLOWING THE CLOSING......................4
         ------------------------------------------------
   1.5   ADDITIONAL ACTION.....................................................4
         -----------------
   1.6   CONVERSION OF SECURITIES..............................................4
         ------------------------
   1.7   CALCULATION OF BUYER'S CLOSING PAYMENT................................6
         --------------------------------------
   1.8   DETERMINATION OF BUYER'S CLOSING PAYMENT..............................7
         ----------------------------------------
   1.9   EXCHANGE AGENT........................................................9
         --------------
   1.10  ESCROW AGENT..........................................................9
         ------------
   1.11  CERTIFICATE OF FORMATION, LIMITED LIABILITY COMPANY AGREEMENT,
         MANAGERS, AND OFFICERS...............................................10
         -------------------------------------------------------------
   1.12  NO FURTHER RIGHTS.....................................................
         -----------------
   1.13  CLOSING OF TRANSFER BOOKS.............................................
         -------------------------
   1.14  APPOINTMENT OF STOCKHOLDER REPRESENTATIVE.............................
         -----------------------------------------
   1.15  OPTIONS...............................................................
         -------
   1.16  APPRAISAL RIGHTS......................................................
         ----------------
   1.17  REPAYMENT OF FIRST UNION DEBT.........................................
         -----------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY...............12

   2.1   ORGANIZATION, QUALIFICATION AND CORPORATE POWER......................12
         -----------------------------------------------
   2.2   CAPITALIZATION.......................................................13
         --------------
   2.3   AUTHORIZATION OF TRANSACTION.........................................13
         ----------------------------
   2.4   NONCONTRAVENTION.....................................................13
         ----------------
   2.5   SUBSIDIARIES.........................................................14
         ------------
   2.6   FINANCIAL STATEMENTS.................................................14
         --------------------
   2.7   ACCOUNTS RECEIVABLE..................................................14
         -------------------
   2.8   CONSENTS.............................................................14
         --------
   2.9   ABSENCE OF CERTAIN CHANGES...........................................15
         --------------------------
   2.10    UNDISCLOSED LIABILITIES............................................15
           -----------------------
   2.11    CUSTOMERS AND SUPPLIERS............................................15
           -----------------------
   2.12    TAXES..............................................................15
           -----
   2.13    ASSETS.............................................................16
           ------
   2.14    OWNED REAL PROPERTY................................................17
           -------------------
   2.15    REAL PROPERTY LEASES...............................................17
           --------------------
   2.16    INTELLECTUAL PROPERTY..............................................17
           ---------------------
   2.17    CONTRACTS..........................................................18
           ---------
   2.18    INSURANCE..........................................................19
           ---------
   2.19    LITIGATION.........................................................20
           ----------
   2.20    LABOR MATTERS......................................................20
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   2.21    EMPLOYEE BENEFITS..................................................20
           -----------------
   2.22    ENVIRONMENTAL MATTERS..............................................22
           ---------------------
   2.23    LEGAL COMPLIANCE...................................................22
           ----------------
   2.24    PERMITS............................................................22
           -------
   2.25    INVENTORY..........................................................22
           ---------
   2.26    BROKERS' FEES......................................................23
           -------------
   2.27    DISCLOSURE.........................................................23
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ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING BUYER AND NEWCO..........23

   3.1   ORGANIZATION.........................................................23
         ------------

   3.2   AUTHORIZATION OF TRANSACTION.........................................23
         ----------------------------
   3.3   NONCONTRAVENTION.....................................................23
         ----------------
   3.4   BROKER'S FEES........................................................24
         -------------
   3.5   SEC DOCUMENTS........................................................24
         -------------
   3.6   ABSENCE OF CERTAIN CHANGES...........................................24
         --------------------------
   3.7   ENVIRONMENTAL MATTERS................................................24
         ---------------------
   3.8   BUYER COMMON STOCK...................................................24
         ------------------
   3.9   DISCLOSURE...........................................................24
         ----------

ARTICLE IV COVENANTS..........................................................25

   4.1   CONSENTS.............................................................25
         --------
   4.2   OPERATION OF BUSINESS................................................25
         ---------------------
   4.3   ACCESS TO INFORMATION................................................26
         ---------------------
   4.4   NOTIFICATION.........................................................27
         ------------
   4.5   COLLECTION OF ACCOUNTS RECEIVABLE....................................28
         ---------------------------------

ARTICLE V OTHER AGREEMENTS....................................................28

   5.1   REGISTRATION RIGHTS AGREEMENT AND RESTRICTIONS ON BUYER COMMON STOCK.28
         --------------------------------------------------------------------
   5.2   EMPLOYMENT AGREEMENTS................................................28
         ---------------------
   5.3   RETENTION OF KEY EMPLOYEES...........................................28
         --------------------------
   5.4   DELIVERY READY STATUS................................................29
         ---------------------
   5.5   BOARD REPRESENTATIVES................................................29
         ---------------------
   5.6   EXCLUSIVITY..........................................................29
         -----------
   5.7   RIGHT OF FIRST REFUSAL...............................................30
         ----------------------
   5.8   SALES OF INFRINGING PRODUCT..........................................32
         ---------------------------
   5.9   EMPLOYEE PAYMENTS....................................................32
         -----------------
   5.10    ISSUANCE OF RESTRICTED COMPANY COMMON STOCK........................32
           -------------------------------------------

ARTICLE VI CONDITIONS TO CONSUMMATION OF MERGER...............................32

   6.1   CONDITIONS TO OBLIGATIONS OF BUYER AND NEWCO.........................32
         --------------------------------------------
   6.2   CONDITIONS TO OBLIGATIONS OF THE COMPANY.............................34
         ----------------------------------------

ARTICLE VII TERMINATION.......................................................34

   7.1   TERMINATION OF AGREEMENT.............................................34
         ------------------------
   7.2   EFFECT OF TERMINATION................................................35
         ---------------------

ARTICLE VIII INDEMNIFICATION..................................................35

   8.1   INDEMNIFICATION AND RELATED MATTERS..................................35
         -----------------------------------
   8.2   INDEMNIFICATION PROCEDURE............................................37
         -------------------------
   8.3   PAYMENT..............................................................38
         -------
   8.4   NO WAIVER............................................................39
         ---------

ARTICLE IX DEFINITIONS........................................................39

   9.1   DEFINED TERMS........................................................39
         -------------
   9.2   CERTAIN SUPPLEMENTAL DEFINED TERMS...................................40
         ----------------------------------

ARTICLE X RESOLUTION OF DISPUTES..............................................44

   10.1    ARBITRATION........................................................44
           -----------
   10.2    ARBITRATORS........................................................44
           -----------
   10.3    PROCEDURES; NO APPEAL..............................................44
           ---------------------
   10.4    AUTHORITY..........................................................45
           ---------
   10.5    ENTRY OF JUDGMENT..................................................45
           -----------------
   10.6    CONFIDENTIALITY....................................................45
           ---------------
   10.7    TOLLING............................................................45
           -------
   10.8    ESCROW AGENT UNNECESSARY...........................................45
           ------------------------

ARTICLE XI MISCELLANEOUS......................................................45

   11.1    PRESS RELEASES AND CONFIDENTIALITY.................................45
           ----------------------------------
   11.2    NO THIRD PARTY BENEFICIARIES.......................................45
           ----------------------------
   11.3    ENTIRE AGREEMENT...................................................46
           ----------------
   11.4    SUCCESSION AND ASSIGNMENT..........................................46
           -------------------------
   11.5    COUNTERPARTS.......................................................46
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   11.6    HEADINGS...........................................................46
           --------
   11.7    NOTICES............................................................46
           -------
   11.8    GOVERNING LAW AND VENUE............................................47
           -----------------------
   11.9    WAIVER OF JURY TRIAL...............................................47
           --------------------
   11.10   AMENDMENTS AND WAIVERS.............................................47
           ----------------------
   11.11   SEVERABILITY.......................................................47
           ------------
   11.12   EXPENSES...........................................................48
           --------
   11.13   FINDERS' FEES......................................................48
           -------------

                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of September 14, 2001, among FARO TECHNOLOGIES, INC., a Florida corporation ("Buyer"), FARO ACQUISITION LLC, a Delaware limited liability company and a wholly-owned subsidiary of Buyer ("NewCo"), SPATIALMETRIX CORPORATION, a Delaware corporation (the "Company"), and the stockholders of the Company set forth hereto on Schedule A (the "Stockholders"). Buyer, NewCo, the Company, and the Stockholders are referred to collectively as the "Parties" and individually as a "Party."

                                   BACKGROUND

                  WHEREAS, the Company is engaged in the business of designing, manufacturing, marketing, and servicing laser tracker measurement devices and licensing associated software (the "Business");

                  WHEREAS, this Agreement contemplates a merger of the Company with and into NewCo with NewCo being the surviving entity (the "Merger"), pursuant to which the Shares outstanding at the Effective Time will be converted into the right to receive the Merger Consideration;

                  WHEREAS, the Parties intend that the Merger constitute a taxable transaction that will be treated as a sale of assets under the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, the Board of Directors of Buyer and the managers of NewCo have reviewed this Agreement and have authorized its execution and the consummation of the Merger pursuant to the terms and conditions contained herein;

                  WHEREAS, the Board of Directors of the Company has (i) reviewed this Agreement and has approved its execution by the Company and the consummation of the Merger pursuant to the terms and conditions contained herein and (ii) recommended to the holders of a majority of the outstanding voting stock of the Company to adopt the Merger pursuant to the terms and conditions of this Agreement;

                  WHEREAS, pursuant to Section 228 of the DGCL, the holders of a majority of the outstanding voting stock of the Company have executed a written consent in lieu of a meeting adopting this Agreement and authorizing the Merger pursuant to the terms and conditions contained herein;

                  WHEREAS, following the Closing, pursuant to the terms of this Agreement and the Company's Restated and Amended Certificate of Incorporation, the Merger Consideration is to be distributed among the holders of the Company's capital stock as follows: (i) 80% of the Merger Consideration is to be distributed to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E-1 Preferred (less the amounts to be held in escrow under the Escrow Agreement), (ii) 7% of the Merger Consideration is to be distributed to the holders of Common Stock other than holders of Restricted Company Common Stock (less the amounts to be held in escrow under the Escrow Agreement, and (iii) 13% of the Merger Consideration is to be distributed to the holders of Restricted Company Common Stock;

                  WHEREAS, an aggregate of 10% of the Buyer's Closing Payment (as defined below) shall be held in escrow under the Escrow Agreement, which constitutes 11.4943% of the portion of the

Buyer's Closing Payment distributable to the holders of the Company's preferred stock and Company Common Stock other than holders of Restricted Company Common Stock;

                  WHEREAS, shares of Restricted Company Common Stock are subject to the same vesting restrictions as contained in the Stock Restriction Agreement attached hereto as Exhibit H, and following the Closing, holders of Restricted Company Common Stock will receive as Merger Consideration shares of Buyer Common Stock that are subject to the Stock Restriction Agreement attached hereto as Exhibit H, pursuant to which the holder of such shares must remain employed (except in limited circumstances) by the Surviving Entity for a period two years following the consummation of the Merger for such shares to vest;

                  WHEREAS, pursuant to a Loan Agreement dated January 28, 1998 and related agreements, instruments and documents, all as amended from time to time (collectively, the "Credit Documents"), PNC Bank, National Association (the "Senior Lender") has made loans, advances, and extensions of credit ("Line of Credit") to the Company up to a maximum principal outstanding amount of $2,300,000 as of April 13, 2001;

                  WHEREAS, pursuant to a Participation Agreement between Buyer and the Senior Lender dated April 13, 2001 (the "Participation Agreement"), Buyer provided $1,500,000 to the Senior Lender to increase the maximum principal amount under the Line of Credit from $2,300,000 to $3,800,000 pursuant to the Credit Documents;

                  WHEREAS, Buyer entered into an Agreement with Company dated April 13, 2001 (the "Lending Agreement") pursuant to which the Company made various representations, warranties, and covenants as an inducement to Buyer providing to the Company the $1,500,000 of additional financing under the Line of Credit made available by Buyer entering into the Participation Agreement;

                  WHEREAS, following the execution of this Agreement, Buyer and the Company expect to enter into an Agreement Regarding Additional Advances (the "Supplemental Lending Agreement") to provide that, under certain circumstances (which shall include the Company's satisfaction of certain product related hurdles), Buyer will provide up to an additional $1,500,000 in financing under the Line of Credit pursuant to the Participation Agreement;

                  WHEREAS, following the execution of this Agreement, Buyer and Senior Lender expect to amend the Participation Agreement so that, under certain circumstances as set forth in the Supplemental Lending Agreement (which shall include the Company's satisfaction of certain product related hurdles), Buyer will provide up to an additional $1,500,000 to the Senior Lender to increase the maximum principal amount under the Line of Credit from $3,800,000 to up to $5,300,000 pursuant to the Credit Documents;

                  WHEREAS, as an inducement to Buyer entering into the Supplemental Lending Agreement and amending the Participation Agreement as set forth above, the Parties are entering into this Agreement, which, among other things, gives Buyer an option to consummate the Merger and acquire the Company;

                  WHEREAS, the Company has determined the additional financing made available to the Company by Buyer entering into the Supplemental Lending Agreement and amending the Participation Agreement as set forth above is fair and adequate consideration for this Agreement; and

                  WHEREAS, a glossary of terms appears in Article IX to this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, and warranties contained herein, the Parties agree as follows:

ARTICLE I

                                   THE MERGER

        1.1 The Merger; Filing and Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined below), the Company shall merge with and into NewCo. As a result of the Merger, the separate corporate existence of the Company shall cease and NewCo shall be the Surviving Entity (the "Surviving Entity") in the Merger. The Company, Buyer, and Newco shall cause the Merger to be consummated as soon as practicable on the Closing Date (as defined below) by filing a certificate of merger in the form attached as Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later time as is agreed to by the Company, Buyer, and Newco and set forth therein being the "Effective Time").

        1.2     The Closing.

                (a) The closing of the Merger (the "Closing") shall occur only upon Buyer's election by notice to the Company at least five days prior to the Closing Date (as defined below). Notwithstanding any other provision of this Agreement, Buyer does not have any obligation to complete the Merger or consummate the transactions contemplated herein and may decide, at Buyer's sole and absolute discretion, at any time until this Agreement has been terminated whether or not to complete the Merger and consummate the transactions contemplated herein.

                (b) Subject to Section 1.2(a), unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to ARTICLE VII and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, the Closing shall take place at the offices of Foley & Lardner in Tampa, Florida, commencing at 9:00 a.m. local time, on the last day of the calendar quarter (i.e., either March 31, June 30, September 30, or December 31) that occurs at least five days following Buyer's notice to the Company that Buyer has decided to consummate the Merger (unless another date or place is agreed to in writing by the Company, Buyer, and Newco) (the "Closing Date"). Subject to the foregoing, if the Closing occurs (at Buyer's election by notice to the Company at least five days prior to such date), the Closing Date must be on or before the later of the following (the "Expiration Date"): (A) December 31, 2002, assuming (i) Delivery Ready Status is achieved by December 1, 2002, and (ii) all principal and interest under the FARO Loans has been repaid in full by December 1, 2002, or (B) the last day of any month during the 12 full calendar months following the date that both (i) Delivery Ready Status is achieved and (ii) all principal and interest under the FARO Loans is repaid in full.

        1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

        1.4 Actions at the Closing and Following the Closing. At the Closing, (a) the Company shall deliver to Buyer and NewCo the various certificates, instruments, and documents referred to in Section 6.1, (b) Buyer and NewCo shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2, (c) the Company and NewCo shall file the Certificate of Merger with the Secretary of State of the State of Delaware. Following the Closing, Buyer shall deliver the Buyer's Closing Payment to the Exchange Agent in accordance with Section 1.9 and to the Escrow Agent in accordance with Section 1.10.

        1.5 Additional Action. The Surviving Entity may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or NewCo, in order to consummate the transactions contemplated by this Agreement.

        1.6     Conversion of Securities.

                (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the Shares, the issued and outstanding Shares immediately prior to the Effective Time (other than Shares held in the Company's treasury) shall be converted into and represent the right to receive in the aggregate (A) 90% of the Buyer's Closing Payment plus (B) the right to receive payments, if any, of the Escrow Amount under the Escrow Agreement (collectively, the "Merger Consideration"). The Escrow Amount shall be funded (i) first, out of the Merger Consideration to be paid to the holders of the Company Common Stock (other than Restricted Company Common Stock); (ii) then, to the extent of any shortfall in the Escrow Amount, by the portion of the Merger Consideration, if any, to be paid to the holders of the Company Preferred Stock consisting of cash; and (iii) then, to the extent of any remaining shortfall in the Escrow Amount, by the portion of the Merger Consideration to be paid to the holders of the Company Preferred Stock which consists of Buyer Common Stock. The Merger Consideration shall be paid to holders of Shares in accordance with Sections 1.9 and 1.10. The portion of the Merger Consideration into which each class of the Shares shall be converted and represent the right to receive at the Effective Time is as follows:

                        (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) (i) the amount of cash, if any, and the number of shares of Buyer Common Stock listed under the caption "Common Stock Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof) (all of which shall be part of the Escrow Amount and held under the Escrow Agreement), and (ii) the right to receive payments, if any, of the Escrow Amount under the Escrow Agreement, divided by (B) the issued and outstanding shares of Company Common Stock. The Company has determined that it is in the best interests of its stockholders to avoid the expenses of administration associated with providing the rights described in the preceding clause (A)(ii) as part of the Merger Consideration to be received by holders of Restricted Company Common Stock, particularly in light of the fact that such shares cannot vest until after the expiration of the Escrow Agreement. Consequently, in lieu of receiving the right to receive payments under the Escrow Agreement pursuant to the preceding clause (A)(ii), the Merger Consideration to be received by each holder of Restricted Company Common Stock shall consist solely of the number of shares of Buyer Common Stock listed under the caption "Common Stock Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), with no reduction for the Escrow Amount, divided by the issued and outstanding shares of Restricted Company Common Stock . Holders of Restricted Company Common Stock shall have no claim, right, or interest in any further amounts paid to the Company's stockholders pursuant to this Agreement or the Escrow Agreement.

Holders of shares of Restricted Company Common Stock (such holders and the number of shares of restricted Company Common Stock held by them are set forth on Schedule B hereto) shall be issued shares of Buyer Common Stock pursuant to this subsection that are subject to the Restricted Stock Agreement attached as Exhibit H hereto.

                        (ii) Each share of Series A Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) (i) the amount of cash, if any, and the number of shares of Buyer Common Stock listed under the caption "Series A Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement and (ii) the right to receive payments, if any, of the Escrow Amount under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series A Preferred.

                        (iii) Each share of Series B Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) (i) the amount of cash, if any, and the number of shares of Buyer Common Stock listed under the caption "Series B Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement and (ii) the right to receive payments, if any, of the Escrow Amount under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series B Preferred.

                        (iv) Each share of Series C Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) (i) the amount of cash, if any, and the number of shares of Buyer Common Stock listed under the caption "Series C Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement and (ii) the right to receive payments, if any, of the Escrow Amount under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series C Preferred.

                        (v) Each share of Series D Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) (i) the amount of cash, if any, and the number of shares of Buyer Common Stock listed under the caption "Series D Merger Consideration" on Schedule B hereto, (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement and (ii) the right to receive payments, if any, of the Escrow Amount under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series D Preferred.

                        (vi) Each share of Series E-1 Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) (i) the amount of cash, if any, and the number of shares of Buyer Common Stock listed under the caption "Series E-1 Merger Consideration" on Schedule B hereto, (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement and (ii) the right to receive payments, if any, of the Escrow Amount under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series E-1 Preferred.

                        (vii) Each Share held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

                (b) All of the interests of NewCo issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time.

        1.7     Calculation of Buyer's Closing Payment.

                (a) Subject to adjustment pursuant to Section 1.8 hereof, the "Buyer's Closing Payment" will be equal to (A) if the Adjusted Working Capital on the Closing Date minus the outstanding amount of principal and accrued interest of the FARO Loans on the Closing Date is greater than zero, then an amount of cash equal to 50% of such amount (with no cash constituting part of the Buyer's Closing Payment if the Adjusted Working Capital on the Closing Date minus the outstanding amount of principal and accrued interest of the FARO Loans on the Closing Date is equal to or less than zero), plus (B) a number of shares of Buyer Common Stock calculated pursuant to the following formula:

                15.725% of the issued and outstanding shares of Buyer Common Stock on the Closing Date, less;

                        (i) If (A) the Adjusted Working Capital on the Closing Date minus (B) the outstanding amount of principal and accrued interest of the FARO Loans on the Closing Date, is between zero and negative $1,000,000, then up to 1.7 percentage points of such 15.725% of the issued and outstanding shares of Buyer Common Stock computed on a pro rata basis with a full 1.7 percentage point reduction if (A) minus (B) hereof is at least negative $1,000,000, or;

                        (ii) If (A) the Adjusted Working Capital on the Closing Date minus (B) the outstanding amount of principal and accrued interest of the FARO Loans on the Closing Date, is less than negative $1,000,000, then a
1.7 percentage point reduction for the first negative $1,000,000 of (A) minus
(B) hereof and up to an additional 3.4 percentage points of such 15.725% of the issued and outstanding shares of Buyer Common Stock computed on a pro rata basis with a full 3.4 percentage point reduction for each additional negative $1,000,000 of (A) minus (B) hereof.

                (b) For purposes of this Section 1.7, the number of "issued and outstanding shares of Buyer Common Stock on the Closing Date" that is used to calculate the number of shares of Buyer Common Stock that will be part of Buyer's Closing Payment shall also include (i) the shares of Buyer Common Stock to be issued pursuant to this Section 1.7 and (ii) the 241,409 shares of Buyer Common Stock issuable upon the exercise of options outstanding as of the date hereof to purchase shares of Buyer Common Stock at an exercise price of less than $3.00 per share, and shall not include any other shares of Buyer Common Stock issuable upon exercise of options to purchase Buyer Common Stock, whether outstanding as of the date hereof or issued subsequent to the date hereof.

                (c) The following are examples of the calculation of the Buyer's Closing Payment:

                        (i) If the FARO Loans have been fully repaid and no amounts are outstanding on the Closing Date and the Adjusted Working Capital on the Closing Date equals $200,000, then the Buyer's Closing Payment shall equal
(A) $100,000 in cash (50% of the Adjusted Working Capital) and (B) 15.725% of the issued and outstanding shares of Buyer Common Stock. Assuming 10,000,000 shares of Buyer Common Stock are issued and outstanding on the Closing Date (disregarding the shares of Buyer Common Stock to be issued pursuant to this Section 1.7), the Buyer's Closing Payment would equal $100,000 cash and 1,865,915 shares of Buyer Common Stock (15.725% of the sum of 10,000,000 shares + 1,865,915 shares).

                        (ii) If the outstanding amount of the FARO Loans on the Closing Date equals $500,000 and the Adjusted Working Capital on the Closing Date equals $600,000, then the Buyer's Closing Payment shall equal (A) $50,000 in cash (50% of the Adjusted Working Capital minus the FARO Loans) and (B) 15.725% of the issued and outstanding shares of Buyer Common Stock. Assuming 10,000,000 shares of Buyer Common Stock are issued and outstanding on the Closing Date, (disregarding the Shares to be issued pursuant to this Section 1.7) the Buyer's Closing Payment would equal $50,000 cash and 1,865,915 shares of Buyer Common Stock (15.725% of the sum of 10,000,000 shares + 1,865,915 shares).

                        (iii) If the outstanding amount of the FARO Loans on the Closing Date equals $300,000 and the Adjusted Working Capital on the Closing Date equals negative $200,000, then the Buyer's Closing Payment shall equal (A) no cash and (B) 15.725% less .85% (one-half of 1.7% for the total $500,000 of FARO Loans and negative Adjusted Working Capital), or 14.875%, of the issued and outstanding shares of Buyer Common Stock. Assuming 10,000,000 shares of Buyer Common Stock are issued and outstanding on the Closing Date (disregarding the shares of Buyer Common Stock to be issued pursuant to this Section 1.7), the Buyer's Closing Payment would equal 1,747,430 shares of Buyer Common Stock (14.875% of the sum of 10,000,000 shares + 1,747,430 shares).

                        (iv) If the outstanding amount of the FARO Loans on the Closing Date equals $2,350,000 and the Adjusted Working Capital on the Closing Date equals positive $100,000, then the Buyer's Closing Payment shall equal (A) no cash and (B) 15.725% less 1.7% (for the first $1,000,000 of the FARO Loans and negative Adjusted Working Capital), less 3.4% (for the second $1,000,000 of the FARO Loans and negative Adjusted Working Capital), less .85% (one-fourth of 3.4% for the last $250,000 of the sum of FARO Loans and Adjusted Working Capital), or 9.775%, of the issued and outstanding shares of Buyer Common Stock. Assuming 10,000,000 shares of Buyer Common Stock are issued and outstanding on the Closing Date (disregarding the shares of Buyer Common Stock to be issued pursuant to this Section 1.7) , the Buyer's Closing Payment would equal 1,083,402 shares of Buyer Common Stock (9.775% of the sum of 10,000,000 shares + 1,083,402 shares).

                (d) Buyer will deliver 90% of the Buyer's Closing Payment to the Exchange Agent pursuant to the Section 1.9 hereof and 10% of the Buyer's Closing Payment to the Escrow Agent pursuant to Section 1.10 hereof.

        1.8     Determination of Buyer's Closing Payment.

                (a) The Adjusted Working Capital and the Final Balance Sheet (as defined below) shall be calculated in good faith and in accordance with GAAP, as modified by the principles set forth in the definition of Adjusted Working Capital in ARTICLE IX hereof.

                (b) During each month from the date of this Agreement and until the Closing or termination of this Agreement, the Company will prepare and deliver to Buyer a good faith estimation of its Adjusted Working Capital as of the last day of such month, along with reasonable documentation substantiating its estimates.

                (c) For purposes of determining Buyer's Closing Payment, within 20 days following the Closing Date, the Stockholder Representative will prepare and deliver to Buyer a good faith estimation of (i) a balance sheet of Company as of the close of business on the Closing Date (the "Final Balance Sheet") and (ii) the Company's Adjusted Working Capital as of the Closing Date, along with schedules setting forth in reasonable detail all assets and liabilities included in the Final Balance Sheet and reasonable documentation substantiating its estimates.

                (d) Within 105 days after the Buyer's receipt of the Stock-holder Representative's good faith estimation of a Final Balance Sheet and the Company's Adjusted Working Capital pursuant to Section 1.8(c) hereof, Buyer shall prepare and deliver to the Stockholder Representative the calculation of the Buyer's final determination of Buyer's Closing Payment, including the Final Balance Sheet and Adjusted Working Capital as of the Closing Date (the "Final Determination"). The Final Determination shall take into account the net collections of accounts receivable from the Closing Date and only such net collections shall be in included in the computation of the Adjusted Working Capital. Buyer and the Stockholder Representative desire to agree on the Final Determination within a maximum time of 180 days following the Closing Date pursuant to the subsections (d) and (e) hereof.

                (e) Within 10 days after the delivery of the Final Determination to the Stockholder Representative pursuant to Section 1.8(d) hereof, the Stockholder Representative shall either accept Buyer's calculations set forth in the Final Determination as correct or object to the Final Determination, specifying in reasonable detail in writing the nature of the objection(s). In the event that the Stockholder Representative does not object to the Final Determination within such 10-day period, the Stockholder Representative and the other stockholders of the Company at the Effective Time (other than stockholders asserting appraisal rights) shall be deemed to have accepted the Final Determination as so set forth. In the event that the Stock-holder Representative objects to the Final Determination, then, during a 10-day period subsequent to the receipt by Buyer of the Stockholder Representative's notice of objection(s), Buyer and the Stockholder Representative shall attempt in good faith to resolve any differences respecting the Final Determination. In the event that Buyer and the Stockholder Representative are unable to resolve their differences within such 10-day period (unless extended by the mutual consent of Buyer and the Stockholder Representative), any remaining disputes will be resolved by PricewaterhouseCoopers, LLP or, if PricewaterhouseCoopers, LLP is not willing to serve in such capacity, then KPMG Peat Marwick, LLP, or, if KPMG Peat Marwick, LLP is not willing to serve in such capacity, a national or regional firm of independent certified public accountants mutually acceptable to Buyer and the Stockholder Representative (such firm referred to as the "CPA Firm"). The Parties acknowledge that the CPA Firm is a mutually acceptable firm of independent certified public accountants. The costs and expenses of the CPA Firm shall be borne equally by the stockholders of the Company at the Effective Time (by way of reduction of Buyer's Closing Payment) and Buyer. The CPA Firm shall resolve any disputed amounts and shall determine the Final Determination as promptly as practicable, but in any event within 30 days following submission of such matter to the CPA Firm. The CPA Firm's calculation of the Final Determination shall be delivered in writing to Buyer and the Stockholder Representative. Any objections to the CPA Firm's calculation of the Final Determination must be raised within five days and will be resolved pursuant to
ARTICLE X hereof. In the event that neither Buyer nor the Stockholder Representative objects to the CPA Firm's calculation of the Final Determination within such five-day period, Buyer and the Stockholder Representative and the other stockholders of the Company at the Effective Time (other than stockholders asserting appraisal rights) shall be deemed to have accepted the Final Determination as so set forth.

        1.9     Exchange Agent.

                (a) Within two business days after the completion of the Final Determination pursuant to Section 1.8 hereof, Buyer shall deposit or shall cause to be deposited in trust with the Exchange Agent 90% of the Buyer's Closing Payment. Within the time required by the Exchange Agent Agreement, the Exchange Agent shall distribute such amount as required by the Exchange Agent Agreement to the holders of the Shares as of the Effective Time. The Exchange Agent will deliver to Buyer and the Stockholder Representative a certificate setting forth the amounts distributed to the holders of Shares as of the Effective Time pursuant to this Section.

                (b) Immediately following the Effective Time, the Exchange Agent shall make available to each holder of Shares as of the Effective Time a letter of transmittal in the form of Exhibit B (a "Letter of Transmittal") and instructions for use in effecting the surrender of the certificates by the holders thereof that immediately prior to the Effective Time represented a Share or Shares (the "Certificates"). Payment shall be effected, and risk of loss and title to the Certificates shall pass only upon proper completion, execution, and delivery of the Certificates to the Exchange Agent. Proper completion, execution, and delivery of the Letters of Transmittal and the Certificates, and their acceptance by the Exchange Agent and Buyer, shall be a condition precedent to any payments under this Agreement. Upon delivery to the Exchange Agent of a Certificate together with a duly executed Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration pursuant to the terms and conditions of this Agreement.

                (c) In case of any lost, stolen, or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to the Surviving Entity a bond in such reasonable sum or a satisfactory indemnity agreement as the Surviving Entity may direct as security against any claim that may be made against the Exchange Agent or the Surviving Entity with respect to the Certificate alleged to have been lost, stolen, or destroyed.

        1.10 Escrow Agent. Within two business days after the completion of the Final Determination pursuant to Section 1.8 hereof, Buyer shall deposit or shall cause to be deposited 10% of the Buyer's Closing Payment (the "Escrow Amount") with the Escrow Agent. The Escrow Agent shall distribute the Escrow Amount as required by the Escrow Agreement. The Escrow Amount shall remain in escrow pursuant to the terms and conditions of the Escrow Agreement to secure each and all of the following:

                        (i) The Escrow Amount will secure the indemnifica-tion obligations pursuant to Section 8.1 hereof;

                        (ii) The Escrow Amount will secure the retention of certain key employees of the Company following the Closing pursuant to Section
5.3 hereof; and

                        (iii) To the extent that accounts receivable as of the Closing Date (not including any reserve for account receivables that are not part of the Adjusted Working Capital in the

Final Determination) have not been fully collected by the date of the Final Determination, the amount of such uncollected accounts receivable shall not be included in the Adjusted Working Capital. To the extent that the Surviving Entity collects from the Company's accounts receivable as of the Closing Date more than the amount included within the Adjusted Working Capital in the Final Determination, the Buyer will pay such collected accounts to the Escrow Agent to be distributed to the holders of Shares as of the Effective Time pursuant to the Escrow Agreement. In the event that accounts receivable as of the Closing Date that are not included within the Adjusted Working Capital in the Final Determination are collected after the distribution of the Escrow, the Company shall distribute such net collections to the Stockholder Representative for distribution among the holders of the Shares in proportion to their respective share of the Merger Consideration.

        1.11 Certificate of Formation, Limited Liability Company Agreement, Managers, and Officers.

                (a) The Certificate of Formation of the Surviving Entity immediately following the Effective Time shall be the same as the Certificate of Formation of NewCo immediately prior to the Effective Time, except that the name of NewCo shall be changed to the name of the Company.

                (b) The Limited Liability Company Agreement of the Surviving Entity immediately following the Effective time shall be the same as the Limited Liability Company Agreement of NewCo immediately prior to the Effective Time, except that the name of NewCo shall be changed to the name of the Company.

                (c) The managers of the Surviving Entity immediately following the Effective Time shall consist of the managers of NewCo immediately prior to the Effective Time, such managers to hold office from the Effective Time until their respective successors are duly elected and qualified.

                (d) The officers of the Surviving Entity immediately following the Effective Time shall consist of the officers of NewCo immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

        1.12 No Further Rights. From and after the Effective Time, no Shares shall be deemed to be outstanding, and holders of certificates formerly representing Shares shall cease to have any rights with respect thereto except as provided herein or by law.

        1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates formerly representing Shares are presented to the Surviving Entity, they shall be cancelled and exchanged for the Merger Consideration in accordance with Section 1.7.

        1.14    Appointment of Stockholder Representative.

                (a) John Martinson (the "Stockholder Representative") is hereby appointed as the stockholder representative of the holders of the Shares. The Stockholder Representative shall have the authority, for and on behalf of the holders of the Shares (except for such holders, if any, who have perfected their appraisal rights under the DGCL), to take such actions and exercise such discretion as are required of the Stockholder Representative pursuant to the terms of this Agreement and any related document or instrument (and any such actions shall be binding on each holder of Shares) including without limitation the following:

                        (i) to receive, hold, and deliver to the Exchange Agent the Certificates and any other documents relating thereto on behalf of holders of the Shares;

                        (ii) to give and receive communications and notices, to execute, acknowledge, deliver, record, and file all ancillary agreements, certificates, and documents that the Stockholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

                        (iii) to negotiate, agree to, enter into settlements and compromises of, and demand participation and arbitration and comply with orders and awards of courts and arbitrators with respect to claims for Damages and otherwise;

                        (iv) to receive payments due under this Agreement and acknowledge receipt for such payments;

                        (v) to negotiate, agree to, enter into settlements and compromises of, the Final Determination (including any actions pursuant to Section 1.8 hereof), the Merger Consideration, and all matters for the holders of Shares with respect to the Exchange Agent Agreement and the Escrow Agreement;

                        (vi) to waive any breach or default under the Agreement or to waive any condition precedent to Closing under ARTICLE VI hereof;

                        (vii) to amend this Agreement or any related document or instrument;

                        (viii) to terminate this Agreement or any related document or instrument;

                        (ix) to receive service of process in connection with any claims under this Agreement or any related document or instrument;

                        (x) to perform the obligations and exercise the rights under this Agreement and any related document or instrument, including the settlement of claims and disputes with Buyer and NewCo;

                        (xi) to take all actions necessary or appropriate in the judgment of the Stockholder Representative to accomplish the foregoing; and

                        (xii) to receive, accept, raise objections to, and negotiate the Final Determination.

                (b) The Stockholder Representative shall not be liable for any act done or omitted as Stockholder Representative unless its action or inaction constitutes willful misconduct or gross negligence. A decision, act, consent, or instruction of the Stockholder Representative shall constitute a decision for all of the holders of Shares and shall be final, binding, and conclusive upon each of such holders, and Buyer, NewCo and the Surviving Entity may rely upon any such decision, act, consent, or instruction of the Stockholder Representative as being the decision, act, consent, or instruction of all holders of Shares.

        1.15 Options. Prior to the Effective Time, all outstanding options, warrants, and other rights to acquire shares of capital stock of the Company (collectively, "Options") shall be required to be exercised or cancelled and forfeited. The Board of Directors of the Company shall take all steps necessary prior to Closing to ensure that no Options remain outstanding at Closing.

        1.16 Appraisal Rights. To the extent appraisal rights are available under the DGCL, Shares that are issued and outstanding immediately prior to the Effective Time that have not been voted for adoption of the Merger or consented to the adoption of the Merger and with respect to which the holder of such Shares shall have filed with the Surviving Entity a notice of election to dissent and demand for payment pursuant to the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration provided for in Section 1.6 at or after the Effective Time unless such notice of election is properly withdrawn by the holder of the Dissenting Shares (in which case such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration pursuant to Section 1.6). If any holder of Shares asserts the right to dissent and demand payment pursuant to the DGCL as described above, the Company shall give Buyer prompt written notice thereof and Buyer shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or settle or offer to settle, and such demand for payment. Payment for the Dissenting Shares shall be made as required by the DGCL.

        1.17 Repayment of First Union Debt. Attached as Exhibit P is an agreement between First Union Capital Partners and the Company pursuant to which First Union Capital Partners has agreed to accept $2,000,000 at the Closing in full satisfaction of the Company's indebtedness to it. At the Closing, Buyer shall pay $2,000,000 to First Union Capital Partners pursuant to the agreement attached hereto as Exhibit P in full satisfaction of the Company's indebtedness to First Union Capital Partners, and $500,000 of such amount shall constitute "FARO Loans" under this Agreement.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

                  The Company makes the following representations and warranties to Buyer, except as set forth in the disclosure schedule attached hereto as Exhibit C (the "Disclosure Schedule"), each of which is true and correct on the date hereof and shall be true and correct on the Closing Date (except as provided in Section 6.1(c)). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE II, and the disclosures in any paragraph of the Disclosure Schedule shall not qualify other paragraphs in this ARTICLE II.

        2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not be reasonably expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the businesses in which it currently is engaged and to own and use the properties owned and used by it. The Company has furnished to Buyer complete and accurate copies of its Certificate of Incorporation and Bylaws, each as amended and as in effect on the date hereof.

        2.2     Capitalization.

                (a) The authorized capital stock of the Company consists of 16,557,144 shares of capital stock, of which (i) 10,000,000 shares are Common Stock and (ii) 6,557,144 shares are Preferred Stock, of which 4,000,000 shares are Series A Preferred, 650,000 are Series B Preferred, 1,009,144 are Series C Preferred, 348,000 are Series D Preferred, and 550,000 are Series E-1 Preferred.

                (b) The issued and outstanding shares of Company capital stock consists of 2,436,231 shares of Common Stock (which includes 1,583,550 of Restricted Company Common Stock to be issued following the execution of this Agreement pursuant to Section 5.10), 4,000,000 shares of Series A Preferred, 650,000 shares of Series B Preferred, 1,009,144, shares of Series C Preferred, 348,000 shares of Series D Preferred, and 516,389 shares of Series E-1 Preferred.

                (c) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company as of the date of this Agreement, indicating the number and class of shares held by each stockholder and (ii) all holders of Options, including the number and class of shares subject to each Option. Except as set forth in Section 2.2 of the Disclosure Schedule, all of the issued and outstanding shares of capital stock are, and all shares of capital stock that may be issued upon exercise of Options will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, convertible securities, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than those listed in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or stock rights with respect to the Company. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no agreements, voting trusts, proxies or understandings with respect to the voting or registration under the Securities Act of 1933, as amended, of any shares of capital stock of the Company.

        2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the validity, enforceability and binding effect may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and by general equitable principles.

        2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the DGCL and except as set forth in Section 2.4 of the Disclosure Schedule, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) require, on the part of the Company, any filing with, or any permit, authorization, consent, waiver or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which the Company is bound or to which any of its assets are subject, (d) result in the imposition of any Security Interest upon any material assets of the Company, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or material assets.

        2.5 Subsidiaries. The Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

        2.6 Financial Statements. The Company has provided to Buyer (a) the audited balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the last two fiscal years; and (b) the unaudited balance sheet (the "Most Recent Balance Sheet") and statements of income, changes in stockholders' equity and cash flows as of and for the period between the beginning as of the current fiscal year and ended as of the end of the calendar month preceding (i) the date of this Agreement and
(ii) the Closing Date, as the case may be (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Financial Statements referred to in clause (b) above are subject to adjustments as would be made at a year end and such other appropriate non recurring adjustments as are appropriate to this transaction and do not include notes.

        2.7 Accounts Receivable. The accounts receivable of the Company as set forth on the Most Recent Balance Sheet or arising since the date thereof are valid, are collectible, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business, and, to the Company's knowledge, are not subject to defenses, set-offs or counterclaims. The allowance for doubtful accounts on the Most Recent Balance Sheet has been determined in accordance with GAAP consistent with past practice. All accounts receivable of the Company reflected in the Adjusted Working Capital in the Final Determination will represent bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business and will be collected (net of the reserve for doubtful accounts that will not be included in the Adjusted Working Capital in the Final Determination) in the ordinary course of business and will not be subject to any defense, set-off or counterclaim.

        2.8 Consents. Except as set forth in Section 2.8 of the Disclosure Schedule, the Company has obtained all waivers, permits, consents, approvals or other authorizations necessary for the consummation of the transactions contemplated hereby.

        2.9 Absence of Certain Changes. Since the Most Recent Balance Sheet Date, except as set forth in Section 2.9 of the Disclosure Schedule, (a) to the Company's knowledge, there has occurred no event or development which has had, or could reasonably be expected to have, a Company Material Adverse Effect, and
(b) the Company has not taken any of the actions set forth in Section 4.2.

        2.10 Undisclosed Liabilities. The Company does not have any liability, whether or not required by GAAP to be set forth on a balance sheet or footnotes thereto, except for (a) liabilities shown on the Most Recent Balance Sheet and (b) liabilities which have arisen since the Most Recent Balance Sheet Date that are accounted for in the Final Determination.

        2.11 Customers and Suppliers. Except as described in Section 2.11 of the Disclosure Schedule, since the first day of the Company's current fiscal year, to the Company's knowledge there has not been any material adverse change in the business relationship of the Company with any customer or supplier. Set forth in Section 2.11 of the Disclosure Schedule is a list of the top ten customers by revenue for the most recent fiscal year.

        2.12 Taxes. Section 2.12 of the Disclosure Schedule sets forth a detailed listing of the Company's net operating tax losses to date. Except as set forth on Section 2.12 of the Disclosure Schedule:

                (a) All Tax Returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed. All such Tax Returns are true, complete and correct. All Taxes payable by or on behalf of the Company, whether or not shown as due on such Tax Returns, have been fully and timely paid. All Taxes not yet due and payable by the Company have been fully accrued on its books and adequate reserves have been established therefor, and all such Taxes not yet due and payable for all periods covered by the Financial Statements have been fully provided for in the Financial Statements. No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes or for filing any Tax Return, has been executed or filed with the Internal Revenue Service (the "IRS") or any other Taxing authority by or on behalf of the Company, and the Company has not been requested to enter into any such agreement, waiver or other document or arrangement.

                (b) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate Taxing authority to the extent due and payable.

                (c) Buyer has received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Company relating to their Taxable years ended after 1996 and (B) any audit report issued within the last five years (or otherwise in respect of any audit or investigation in progress) relating to Taxes due from or with respect to the Company or its income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Company have been examined by the relevant Taxing authority or the statute of limitations with respect to such Tax Returns has expired.

                (d) To the Company's knowledge, no claim has been made by a Taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                (e) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other Taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and, to the Company's knowledge, there are no other audits or investigations by any Taxing authority in progress, nor has the Company received any notice from any Taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign Taxing authority in any prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

                (f) Neither the Company nor any other Person on behalf of the Company has (A) filed a consent pursuant to Section 341(f) of the Code (or any comparable provision of state, local or foreign law) or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company,
(B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any Taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                (g) The Company is not a party to any Tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                (h) The Company has not been a member of any other consolidated, combined or affiliated group of corporations for any Tax purposes (other than a group for which the common parent is the Company) or has any liability under Treasury Regulation Section 1.1502-6 or any similar provision for income Taxes or any other Tax of any other consolidated, combined or affiliated group of corporations.

                (i) The Company is not a party to any contract, agreement, or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

                (j) No liens for Taxes exist in respect of any assets or properties of the Company, except for statutory liens for Taxes not yet due.

                (k) The Company is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state, local or foreign law).

                (l) No power of attorney is currently in effect with respect to any Tax matter relating to the Company.

        2.13 Assets. Except as set forth on Section 2.13 of the Disclosure Schedule, the Company owns or leases all tangible assets materially necessary for the conduct of its businesses as presently conducted. Each such tangible asset is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth on Section 2.13 of the Disclosure Schedule, no asset of the Company (tangible or intangible) is subject to any Security Interest.

        2.14 Owned Real Property. The Company does not own any real property.

        2.15 Real Property Leases. Section 2.15 of the Disclosure Schedule lists all real property currently leased or subleased to or by the Company and contains complete and accurate copies of the leases and subleases. Except as set forth in Section 2.15 of the Disclosure Schedule, no lease or sublease listed in
Section 2.15 of the Disclosure Schedule requires consent of the lessor or sublessor (as applicable) to consummate the Merger nor will the Merger result in a breach of any such lease or sublease. With respect to each lease and sublease listed in Section 2.15 of the Disclosure Schedule: (a) the lease or sublease is, assuming the due authorization, execution, and delivery of such lease or sublease by the other parties thereto, legal, valid, binding, enforceable and in full force and effect; and (b) neither the Company nor, to the Company's knowledge, any other party, is in breach or violation of, or default under, any such lease or sublease.

        2.16    Intellectual Property.

                (a) The Company owns or has the valid and enforceable right to use all Intellectual Property (and, to its knowledge all Foreign Intellectual Property) necessary for, or used in, the operation of its business as presently conducted (the "Company Intellectual Property"). The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the Company's knowledge, no other Person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. The Company has made available to Buyer complete and accurate copies of all written documentation in the Company's possession and has described in Section 2.16 of the Disclosure Schedule each oral allegation relating to claims or disputes known to the Company concerning any item of Company Intellectual Property. Section 2.16 of the Disclosure Schedule lists each patent, patent application, copyright, copyright application, and trademark or service mark registration or application therefor of the Company and registrations, renewals, extensions and the like thereof.

                (b) None of the activities or business of the Company infringes or violates, or constitutes a misappropriation of, (i) any Intellectual Property rights of any Person or entity or, (ii) to the knowledge of the Company, any Foreign Intellectual Property rights and any person or entity. Without limiting the foregoing, the Product does not infringe or violate on any Intellectual Property rights of any Person or entity, including without limitation U.S. Patent No. 4,714,339 held by Leica Geosystems AG, its Reexamination Certificate No. B1 4,714,339, and any reissue or additional reexamination of the foregoing or, to the knowledge of the Company, any Foreign Intellectual Property rights of any Person or entity. The Company has not received any communications alleging that the activities or business of the Company infringe or violate, or constitute a misappropriation of, any Intellectual Property rights or Foreign Intellectual Property rights of any Person or entity.

                (c) Section 2.16 of the Disclosure Schedule identifies each license, option, or other agreement of any kind relating to the Company Intellectual Property, including without limitation any license, option, or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to any of the Company Intellectual Property.

                (d) Except as set forth in Section 2.16 of the Disclosure Schedule, the Company is not aware that any of its respective employees, agents, consultants or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such person's or entity's best efforts to promote the interests of the Company, or that would conflict with the Company's business as presently conducted. The Company has no plan to utilize, and does not believe it is or will be necessary to utilize, any inventions of any of its employees made prior to their employment or engagement by the Company.

                (e) Section 2.16 of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

                (f) Except as set forth in Section 2.16 of the Disclosure Schedule, each employee, officer and director of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form attached hereto as Exhibit D, except where the failure to obtain such an agreement would not have a Company Material Adverse Effect.
No current or former employee or officer of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's agreement, except where the failure to exclude would not be reasonably expected to have a Company Material Adverse Effect. The Company is not aware that any of their current or former employees, officers or directors is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation. Each current or former consultant to or vendor of the Company that has had access to the confidential information of the Company has executed a written agreement under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of the confidential information of the Company, except where the failure to exclude would not be reasonably expected to have a Company Material Adverse Effect. The Company is not aware that any of its consultants or vendors are in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation.

        2.17    Contracts.

                (a) Section 2.17(a) of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

                        (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or that is not terminable upon 30 days notice;

                        (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services which requires the payment or receipt by the Company of more than the sum of $10,000 (other than purchase orders in the ordinary course of business) in the aggregate for any single contract or that is not terminable upon 30 days notice;

                        (iii) any agreement establishing a partnership or joint venture;

                        (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obliga-tions) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                        (v) any agreement prohibiting the Company from freely engaging in any aspect of its Business in any geographic area;

                        (vi) any agreement involving any officer, director or stockholder of the Company or any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and

                        (vii) any other agreement (or group of related agree-ments) requiring the payment or receipt by the Company of more than $50,000 annually.

                (b) The Company has made available to Buyer a complete and accurate copy of each agreement (as amended to date) listed in Section 2.17(a) of the Disclosure Schedule. With respect to each agreement so listed or required to be so listed: (i) the agreement is (assuming the due authorization, execution, and delivery of such agreement by the other parties thereto) legal, valid, binding and enforceable on the Company (except as limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and by general equitable principles), and, to the knowledge of the Company, is (assuming the due authorization, execution, and delivery of such agreement by the other parties thereto) legal, binding and enforceable against the other party or parties thereto (except as limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and by general equitable principles) and in full force and effect, and (ii) neither the Company nor, to the knowledge of the Company, any other party, is in material breach or violation of, or material default under, any such agreement. Except as set forth in Section 2.18(b) of the Disclosure Schedule, no consent of any third party is required under any agreement listed or required to be listed on such schedule in order to consummate the transactions contemplated hereby.

                (c) The Company has not had any performance penalties or other similar penalties imposed under any agreement during the last two years.

        2.18 Insurance. The Company has insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of all contracts to which the Company is a party or by which it is bound and of such types and in such amounts as is customary in the case of similar businesses. Set forth in Section 2.18 of the Disclosure Schedule, is a list of all fire, liability, property, workers compensation, directors and officers liability, and other forms of insurance and all fidelity bonds held by or applicable to the Company or otherwise insuring the business, operations or affairs of the Company or affecting or relating to the ownership, use or operations of any assets of the Company. Section 2.18 of the Disclosure Schedule sets forth, in respect of each such policy or fidelity bond, the policy name, policy number, carrier, term, type of coverage, and annual premium. Except as set forth in Section 2.18 of the Disclosure Schedule, to the Company's knowledge, no event relating to the Company has occurred which can reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or which is likely to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has expired or been cancelled, voided or otherwise terminated within the last two years, and, to Company's knowledge, no threat has been made to cancel, void or otherwise terminate any insurance policy of the Company during such period. Except as noted on Section 2.18 of the Disclosure Schedule, to the Company's knowledge, all such insurance (i) is currently in full force and effect, (ii) will remain in full force and effect with respect to all periods up to and including the Closing and (iii) is with financially sound and reputable insurers. To the Company's knowledge, no event has occurred, including the failure by the Company to give any notice or information or the Company giving any inaccurate or erroneous notice or information, which materially limits or impairs, or could reasonably be expected to materially limit or impair, the rights of the Company under any such insurance policies. The Company is not aware of any circumstance or event that could result in the cancellation, avoidance or other termination of any policy prior to Closing.

        2.19 Litigation. The Company is in full compliance in all respects with the Revised Stipulated Judgment and Order dated July 9, 2001 entered into with Automated Precision, Inc. and Leica Geosystems AG with respect to the lawsuit, Civil Action No. No. 98-509 JJF, in the United States District Court for the District of Delaware styled Automated Precision, Inc. and Leica Geosystems AG v. SpatialMetriX Corporation (the "Leica Order"). Except as set forth in Section 2.19 to the Disclosure Schedule, there are no suits, actions, proceedings (including, without limitation, arbitral and administrative proceedings), claims or governmental investigations or audits (a "Legal Proceeding") pending or, to the Company's knowledge, threatened, against the Company or its or any of its properties, assets or business. There are no Legal Proceedings pending or, to the Company's knowledge, threatened against, relating to or involving any of the officers, directors, or employees of the Company, threatening, challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby. Except as set forth in Section 2.19 to the Disclosure Schedule, there is no judgment, order, writ, injunction, decree or award (whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) to which the Company is a party, or involving the property, assets or business of the Company, which is unsatisfied or which requires continuing compliance therewith by the Company.

        2.20 Labor Matters. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining dispute within the past two years. The Company does not have knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

        2.21    Employee Benefits.

                (a) Section 2.21(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, and (iii) all material related agreements, insurance contracts and summary plan descriptions have been made available to Buyer. Except as disclosed in Section 2.21(a) of the Disclosure Schedule, each Employee Benefit Plan has been administered in all material respects in accordance with its terms, and the Company has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. Except as disclosed in Section 2.21(a) of the Disclosure Schedule, the Company and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                (b) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received an opinion letter from counselto the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code.

                (c) The Company has never maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                (d) At no time has the Company been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                (e) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.

                (f) Except as set forth in Section 2.21(f) of the Disclosure Schedule, to the Company's knowledge, no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company which would subject the Company to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

                (g) Section 2.21(g) of the Disclosure Schedule discloses each: (i) agreement, plan, or arrangement with or applicable to any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, or (B) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; and (ii)agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                (g) Section 2.21(g) of the Disclosure Schedule lists all employees of the Company and the current rate of compensation (including bonuses) being paid to such employees.

        2.22 Environmental Matters. Except where the failure to comply or the existence of such event would not be reasonably expected to have a Company Material Adverse Effect, (i) the Company has complied and is in compliance with all applicable Environmental Laws; (ii) there is no pending or, to the Company's knowledge, threatened, civil or criminal litigation, written notice of violation, order, administrative proceeding, or investigation, inquiry or information request by any Governmental Entity or Person, relating to or otherwise arising under any Environmental Law involving the Company; and (iii) to the Company's knowledge, no facts, circumstances or conditions exist that could reasonably be expected to result in the Company incurring liabilities under or pursuant to applicable Environmental Laws.

        2.23 Legal Compliance. The Company is in compliance with all applicable laws (including rules and regulations thereunder) currently in effect of any federal, state or local government, or any Governmental Entity, except where the failure to comply therewith would not reasonably be expected to have a Company Material Adverse Effect.

        2.24 Permits. The Company has obtained all Permits (as defined below) necessary for the conduct of its business as currently conducted except where the failure to obtain such Permit would nor reasonably be expected to have a Company Material Adverse Effect. Such permits are in full force and effect and the Company has complied with such permits in all material respects. The Company is not in violation of or default under any permit, license, franchise or authorization from any Governmental Authority used in its business or operations as presently conducted and material to the business or operations of the Company (collectively, the "Permits"). Except as set forth in Section 2.24 of the Disclosure Schedule, no Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the Merger except, in any case, for any violation, default, revocation, termination or renewal that would not reasonably be expected to have a Company Material Adverse Effect.

        2.25 Inventory. All inventory of the Company reflected on the Most Recent Balance Sheet prior to the Closing consists of a quality and quantity useable and saleable in the ordinary course of business, has a commercial value at least equal to the value shown on such balance sheet and is valued in accordance with generally accepted accounting principles at the lower of cost (on a first-in first-out basis) or market. All inventory purchased since the Most Recent Balance Sheet Date prior to the Closing consists of a quality and quantity useable and saleable in the ordinary course of business. Except as set forth in Section 2.25 of the Disclosure Schedule, all inventory of the Company as of the Closing is located on premises owned or leased by Company as reflected in this Agreement. All work-in-process contained in inventory as of the Closing constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business; neither the Company nor any such customer is in material breach of the terms of any obligation to the other, and no valid grounds exist for any set-off of amounts billable to such customers on the completion of orders to which work-in-process relates. All work-in-process as of the Closing is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and will require no rework with respect to services performed prior to the Closing, except for rework normally acceptable in the industry and for rework to the extent labor attributable to such rework has been reasonably taken into consideration in valuing the work-in-process in preparing the Final Determination.

        2.26 Brokers' Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

        2.27 Disclosure. No representation or warranty by Company contained in this Agreement, and no statement of the Company contained in the closing documents delivered pursuant to ARTICLE VI and the Schedules hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary, in light of the circumstances under which it was or will be made, to make the statements herein or therein not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES REGARDING BUYER AND NEWCO

                  Buyer and NewCo make the following representations and warranties to the Company, except as set forth in the disclosure schedule attached hereto as Exhibit N ("Buyer's Disclosure Schedule"), each of which is true and correct on the date hereof and shall be true and correct on the Closing Date, except as provided in Section 6.2(a). Buyer's Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III, and the disclosures in any paragraph of the Disclosure Schedule shall not qualify other paragraphs in this ARTICLE III.

        3.1 Organization. Buyer is a Florida corporation, validly existing and in good standing under the laws of the State of Florida. NewCo is a Delaware limited liability company, validly formed and in good standing under the laws of the State of Delaware.

        3.2 Authorization of Transaction. Each of Buyer and the NewCo has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer and the NewCo of this Agreement and the consummation by Buyer and the NewCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or company action on the part of Buyer and NewCo, respectively. This Agreement has been duly and validly executed and delivered by Buyer and NewCo and, assuming Buyer exercises its right to consummate the Merger, constitutes a valid and binding obligation of Buyer and the NewCo, enforceable against them in accordance with its terms, except as the validity, enforceability and binding effect may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and by general equitable principles.

        3.3 Noncontravention. Subject to filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery of this Agreement by Buyer or the NewCo, nor the consummation by Buyer or the NewCo of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Buyer or the Certificate of Formation or the Limited Liability Company Agreement of NewCo, (b) require on the part of Buyer or the NewCo any filing with, or permit, authorization, consent, waiver, or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, or create in any party the right to terminate, modify, or cancel or require any notice, consent, or waiver under any material contract or instrument to which Buyer or the NewCo is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or the NewCo or any of their properties or assets.

        3.4 Broker's Fees. Except as set forth in Section 3.4 of Buyer's Disclosure Schedule, neither Buyer nor the NewCo has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        3.5 SEC Documents. As of their respective dates, (i) Buyer's annual report on Form 10-K for the annual period ending December 31, 2000, (ii) Buyer's quarterly report on Form 10-Q for the quarterly period ending March 31, 2001, and (iii) each annual report on Form 10-K and quarterly report on Form 10-Q filed by Buyer with the Securities Exchange Commission (the "SEC") from the date of this Agreement until the Closing (the "SEC Documents") did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated by the SEC thereunder. Buyer has made available to the Stockholders true and complete copies of the SEC Documents.

        3.6 Absence of Certain Changes. Since the date of Buyer's most recent SEC Document filed with the SEC, to Buyer's knowledge and except as set forth in Section 3.6 of Buyer's Disclosure Schedule, there has occurred no event or development which has had, or could reasonably be expected to have, a material adverse change or effect to the assets, liabilities, financial condition, or results of operations of Buyer, excluding, however, changes as a whole to the economy or Buyer's industry.

        3.7 Environmental Matters. Except where the failure to comply or the existence of such event would not be reasonably expected to have a material adverse effect on the assets, liabilities, financial condition, or results of operations of Buyer (excluding, however, changes as a whole to the economy or Buyer's industry) (i) Buyer has complied and is in compliance with all applicable Environmental Laws; (ii) there is no pending or, to Buyer's knowledge, threatened, civil or criminal litigation, written notice of violation, order, administrative proceeding, or investigation, inquiry or information request by any Governmental Entity or Person, relating to or otherwise arising under any Environmental Law involving Buyer; and (iii) to Buyer's knowledge, no facts, circumstances or conditions exist that could reasonably be expected to result in Buyer incurring liabilities under or pursuant to applicable Environmental Laws.

        3.8 Buyer Common Stock. The shares of Buyer Common Stock to be issued to the holders of the issued and outstanding Shares pursuant to the transactions contemplated by this Agreement, when issued, will be validly issued, fully paid and non-assessable.

        3.9 Disclosure. No representation or warranty by Buyer or NewCo contained in this Agreement, and no statement of Buyer or NewCo contained in the closing documents delivered pursuant to ARTICLE VI and the Schedules hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary, in light of the circumstances under which it was or will be made, to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

        4.1 Consents. The Company shall use its reasonable best efforts to obtain prior to Closing the waivers, permits, consents, approvals and other authorizations set forth on Section 2.8 of the Disclosure Schedule and any others that are necessary for the consummation of the transactions contemplated hereby.

        4.2 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the ordinary and usual course of business consistent with past practice and in compliance with the Leica Order, all applicable laws and regulations and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and maintain satisfactory relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of Buyer:

                (a) (i) Except to holders of Shares on the date of this Agreement, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of any stock of any class or any other securities of the Company, or
(ii) redeem or repurchase, or commit to redeem or repurchase, any stock of any class or any other securities of the Company, or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting
of) any such convertible securities or Options (other than actions required to be taken by this Agreement) or issue any stock appreciation or similar rights to participate in any increase in the value of the Company's equity;

                (b) split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                (c) create, incur or assume any debt (including, except as provided in clause (e), obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly or otherwise) for the obligations of any other Person or entity other than trade credit in the ordinary course of business consistent with past practice and the collection and deposit of checks submitted to it in the ordinary course; or make any loans, advances or capital contributions to any other Person or entity;

                (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement (other than such agreements contemplated by this Agreement) or arrangement of the type described in Section 2.21 or (except for normal increases in the ordinary course of business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

                (e) acquire, sell, lease, license or dispose of any assets or property, other than purchases and sales of assets in the ordinary course of business;

                (f) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest, except as contemplated by the Line of Credit as it exists on the date hereof;

                (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the ordinary course of business;

                (h)     amend its Certificate of Incorporation or Bylaws;

                (i) change in any material respect its accounting methods, principles or practices, including those related to accruals or the establish-ment of reserves, except insofar as may be required by a generally applicable change in GAAP;

                (j) amend or terminate any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound (or enter into any such agreement), or cancel, modify or waive any substantial debts or claims held by it or waive any rights of substantial value, whether or not in the ordinary course of business;

                (k) The Company shall maintain insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of all contracts to which the Company is a party or by which it is bound and of such types and in such amounts as is customary in the case of similar businesses;

                (l) The Company will provide Buyer with interim monthly financial statements and other management reports as and when they are available;

                (m) Neither the Company nor any Stockholder will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of the Company, the Company's assets or business or any part thereof or any equity securities of Company (an "Acquisition Proposal"), and the Company and Stockholders shall immediately advise Buyer of the receipt of any Acquisition Proposal; or

                (n) agree in writing or otherwise to take any of the foregoing actions.

        4.3 Access to Information. From the date of this Agreement until the Closing Date:

                (a) The Company shall permit representatives of Buyer to have reasonable access (during normal business hours after 48 hours advance notice, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, customer records, other records and documents, and personnel, of or pertaining to the Company. Unless otherwise required by Law, all information supplied pursuant to this Section shall be maintained in strict confidence, subject to the Buyer Confidentiality Agreement, and in the event that this Agreement is terminated, all written material relating thereto shall be returned to the Company, and Buyer shall make no further use of such material; provided that nothing in this Section shall preclude Buyer from sharing only such necessary information with its representatives or from disclosing the existence of this Agreement and the transactions contemplated hereby in accordance with the securities laws of the United States.

                (b) Buyer shall permit representatives of the Company to have reasonable access (during normal business hours after 48 hours advance notice, and in a manner so as not to interfere with the normal business operations of Buyer) to all premises, properties, financial and accounting records, contracts, and other material records and documents of or pertaining to Buyer. Representatives of the Company shall not contact the Buyer's customers, personnel or contractors in connection with the transactions herein contemplated without the prior consent of the Buyer. Unless otherwise required by Law, all information supplied pursuant to this Section shall be maintained in strict confidence, and in the event that this Agreement is terminated, all written material relating thereto shall be returned to Buyer, and the Company shall make no further use of such material; provided that nothing in this Section shall preclude the Company from sharing only such necessary information with its representatives.

        4.4     Notification.

                (a) By the Company. From time to time commencing on the date of this Agreement and until the Effective Time, the Company shall deliver to Buyer written notice of any event or development that would (i) render any representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate in any material respect or (ii) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to it. Any disclosure that is the subject of the notice referred to in the preceding sentence shall not be deemed to amend or supplement the Disclosure Schedule; provided, however, that within five days before the Closing, the Company shall prepare and deliver to Buyer an amended Disclosure Schedule setting forth all disclosures that were the subject of the notices referred to in the preceding sentence so long as such notices were delivered to Buyer before the date that Buyer delivers notice to the Company that it has elected to exercise its option to consummate the Merger pursuant to Section 1.2. Such amended Disclosure Schedule shall replace the Disclosure Schedule provided on the date of this Agreement.

                (b) By Buyer. From time to time commencing on the date of this Agreement and until the Effective Time, Buyer shall deliver to the Company written notice of any event or development that would (i) render any representation or warranty of Buyer or NewCo in this Agreement inaccurate in any material respect, or (ii) constitute or result in a breach by Buyer or NewCo of, or a failure by Buyer or NewCo to comply with, any agreement or covenant in this Agreement applicable to it. Any disclosure that is the subject of the notice referred to in the preceding sentence shall not be deemed to amend or supplement Buyer's Disclosure Schedule; provided, however, that within five days before the Closing, Buyer shall prepare and deliver to the Company an amended Buyer's Disclosure Schedule setting forth all disclosures that were the subject of the notices referred to in the preceding sentence so long as such notices were delivered to the Company before the date that Buyer delivers notice to the Company that it has elected to exercise its option to consummate the Merger pursuant to Section 1.2. Such amended Buyer's Disclosure Schedule shall replace Buyer's Disclosure Schedule provided on the date of this Agreement.

        4.5 Collection of Accounts Receivable. From and after the Closing Date, the Surviving Entity shall use commercially reasonable efforts to collect the accounts receivable of the Company. The collections of accounts receivable included in the Adjusted Working Capital shall be reduced by any costs of collection incurred by the Surviving Entity in its reasonable commercial discretion. The Surviving Entity shall consult with the Stockholder Representative regarding its collection efforts.

                                   ARTICLE V
                                OTHER AGREEMENTS

        5.1 Registration Rights Agreement and Restrictions on Buyer Common Stock. The shares of Buyer Common Stock issued as Merger Consideration shall have the registration rights set forth on Exhibit E hereto. The shares of Buyer Common Stock to be issued as Merger Consideration will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act and upon Regulation
D. These exemptions depend in part upon the representations and warranties provided by the holders of the Shares in the Letter of Transmittal. The shares of Buyer Common Stock to be issued as Merger Consideration cannot be resold unless such sale is registered under the Securities Act or the holder thereof provides Buyer an opinion of counsel reasonably acceptable to Buyer that registration under the Securities Act is not required. Certificates representing the shares of Buyer Common Stock to be issued as Merger Consideration will contain a restrictive legend noting such restrictions.

        5.2 Employment Agreements. Within 90 days following the date of this Agreement (and in any event before the Closing), 12 employees of the Company to be selected by Buyer and which shall be listed on Exhibit F hereto (the "Key Employees") shall have entered into an Employment Agreement in the form attached as Exhibit G hereto that will become effective at the Effective Time. The Employment Agreements shall provide standard provisions regarding grants and vesting of stock options, restrictive covenants, confidentiality, assignment of inventions, and other standard terms.

        5.3     Retention of Key Employees.

                (a) Pursuant to the Escrow Agreement, the Escrow Amount shall secure the continued employment of the Key Employees for a period of 24 months following the Closing Date. If any Key Employee listed on Exhibit F hereto is not employed by the Company on the Closing Date, the Company shall have the right to substitute any other employee of the Company to constitute a "Key Employee" for purposes of this Section.

                (b) For each Key Employee that, within 24 months following the Closing Date, either (i) voluntarily terminates his or her employment with Buyer, other than by reason of death, Disability, or for "Good Reason," or (ii) Buyer, in its reasonable discretion, terminates such employee's employment for "Cause", 10% of the Escrow Amount, calculated as of the date that the Escrow Amount is deposited with the Escrow Agent (i.e., 1% of the Buyer's Closing Payment) (the "Forfeited Amount"), shall be forfeited, released from escrow, and paid by the Escrow Agent to Buyer.

                (c) A Key Employee's employment shall be considered terminated as a result of his "Disability" if as a result of his incapacity due to physical or mental disability or illness (i) he shall have satisfied all of the conditions for the receipt of permanent disability benefits under the terms of any disability income policy maintained by the Company for his benefit or maintained by the

Company, or (ii) he shall, for a period of three (3) consecutive months, have been incapable of performing his customary duties on behalf of the Company on a substantially full-time basis, as determined by the Company's Board of Directors in its reasonable discretion.

        5.4 Delivery Ready Status. The Company will use its reasonable best efforts to achieve Delivery Ready Status as soon as possible, and the Company will immediately notify Buyer when Delivery Ready Status is achieved. The Company will provide to Buyer periodic updates (and no less frequently than once per month) of the Company's status in achieving Delivery Ready Status.

        5.5     Board Representatives.

                (a) Following the Closing, Buyer shall expand its Board of Directors by one member, and one representative of the former holders of Shares (appointed by the Stockholder Representative and reasonably acceptable to Buyer) shall be appointed to fill the vacancy created by the expansion of the Board for a period of one three-year term.

                (b) Following the date of this Agreement, the Company shall expand its Board of Directors by two members, and two representatives of Buyer ("Buyer's Representatives") shall be appointed to fill the vacancies created by the expansion of the Board. Buyer's Representatives shall serve until this Agreement is terminated under Article VII. Without the consent of both of Buyer's Representatives, the Company shall not:

                        (i) Sell any material asset, including any intellectual property, other than in the ordinary course of business consistent with past practice;

                        (ii) Increase salaries or hourly wages of directors, officers, or employees other than in the ordinary course of business consistent with past practice;

                        (iii)   Purchase assets over $10,000 per item;

                        (iv)    Approve any long term purchase agreement;

                        (v)     Approve any long term sales agreement;

                        (vi) Enter into any contracts outside the normal course of business, or for long terms or which are not at arms length;

                        (vii) Issue or redeem any shares or equity in the Company that would result in either a change in control or any cash outflow to any stockholder; or

                        (viii)  Declare any dividends.

        5.6 Exclusivity. Until the Closing or this Agreement is terminated, in which case Section 5.7 hereof shall become applicable, neither the Company nor any Stockholder shall, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company to, directly or indirectly, to (i) solicit, initiate or encourage the submission of any proposal regarding the sale or possible sale of the Company or a substantial part of its assets or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any such proposal.

        5.7     Right of First Refusal.

                (a) Right of First Refusal Commencement Date. The Right of First Refusal set forth in this Section 5.7 shall commence and be exercisable by Buyer from and after the termination of this Agreement pursuant to Article VII (the "Right of First Refusal Commencement Date"):

                (b) Definitions. The following terms shall have the following meanings whenever used in this Section 5.7:

                        (i) "Bona Fide Offer" shall mean (i) a written offer to purchase the Business, alone or as part of a larger transaction (whether by purchase of stock or underlying assets or by merger or other form of acquisi-
tion), (ii) any offering of securities by the Company (other than a bona fide offering of securities of the Company to current stockholders of the Company); and (iii) a written offer to enter into any form of transaction which would Result in the current officers, directors and stockholders of five percent (5%) or more of any class of equity securities of the Company holding securities which, in the aggregate, constitute less than 50% of the equity of the Company or having the right to vote for less than a majority of the members of the Board of Directors of the Company.

                        (ii) "Registered Notice" shall mean notice given in accordance with Section 5.7, which contain shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions thereof, with the name(s), address(es) (both home and office), and business(es) or other occupation(s) of all offerors. If the Registered Notice is sent with respect to a merger proposal, the Registered Notice shall include both a true and complete copy of the written offer to merge with the Company, which offer shall include the name of the merging party, and its stockholders if such merging party is not a public company, and the basic structure of the merger, and a statement of the willingness of the Company to enter into the proposed merger. If the Registered Notice is sent with respect to a proposed issuance of securities of the Company, the Registered Notice shall include a complete description of the type, amount and issue price of the securities to be offered and the proposed purchaser of such securities. Any notice that omits in any material respect any of the requisite information shall not be considered a "Registered Notice" for the purposes of this Agreement.

                (c) Receipt of Bona Fide Offer. From and after the Right of First Refusal Commencement Date until December 31, 2002 (or, if this Agreement is terminated after December 31, 2002, for 12 months following the date of such termination) (in any event, the "Right of First Refusal Period"), in the event that the Company shall receive at any time during the Right of First Refusal Period a Bona Fide Offer (from an entity other than an affiliate of Buyer or Buyer's officers or directors) and the Company's Board of Directors shall decide to sell the Business (with the Buyer's Representatives abstaining for the vote thereon) or otherwise accept the Bona Fide Offer, the Company shall promptly send a Registered Notice to Buyer offering to sell the Business to Buyer, together with such other assets as are subject to the Bona Fide Offer, at the same price and upon the same terms and conditions as are contained in the Bona Fide Offer, and Buyer shall have the right of first refusal (the "Right of First Refusal") to purchase or otherwise acquire the Business, together with such other assets as are subject to the Bona Fide Offer, on such terms and conditions. Buyer shall then have such rights and privileges, for the prescribed time periods, as are set forth in this Section 5.7.

                (d) Excluded Transactions. The Right of First Refusal shall not apply to, and shall survive the following transactions:

                        (i) any transfer of the Business to an entity directly or indirectly owned and controlled by the Company, provided such successor entity assumes the obligations of this Section 5.7.; or

                        (ii) any conversion of one class of securities of the Company issued and outstanding as of the date of this Agreement into another class of securities of the Company.

                (e) Procedure. Whenever a Bona Fide Offer has been received, and Registered Notice of the Bona Fide Offer has been sent by the Company, the procedures specified in this Section 5.7 shall be complied with. For a period of fifteen (15) days following its receipt of the Registered Notice, Buyer shall have the right, at its sole option, to notify the Company of its election to purchase the Business subject to the Bona Fide Offer. Acceptance by Buyer of the Bona Fide Offer shall be on the same terms and conditions as set forth in the Bona Fide Offer, subject to the terms and conditions set forth herein, and shall be made by Buyer's delivery to the Company of its notice to purchase the Business on the terms and conditions of the Bona Fide Offer, subject to the payment of cash in lieu of non-cash consideration, in an amount computed in accordance with the provisions of Section 5.7 hereof (the "Acceptance"). If Buyer shall not deliver the Acceptance to the Company within the prescribed time period, the Company shall have the right to accept the Bona Fide Offer in whole, but not in part, and to sell the Business in accordance with the terms thereof, but only in strict accordance with all of the provisions of the Bona Fide Offer, and only if the sale is fully consummated within one hundred twenty (120) days following the receipt of the Registered Notice by Buyer as provided for in this
Section 5.7 (such time to be reasonably extended in order to compensate for any necessary governmental filings or approvals). In the event such sale is not fully consummated within such one hundred twenty (120) day period, the provisions of this Agreement must again be complied with by the Company before the Company may accept a Bona Fide Offer.

                (f)     Valuation of Non-Cash Consideration.

                        (i) The fair market value of non-cash consideration in the Bona Fide Offer consisting of marketable securities shall be paid by Buyer based upon the average closing price for such marketable securities for the twenty (20) trading days ending on the date immediately prior to the purchase by Buyer hereunder. Buyer, at its option, may pay in cash or in stock of Buyer, based upon the average closing prices for stock of Buyer for the twenty (20) trading days ending on the date immediately prior to the purchase by Buyer hereunder.

                        (ii) The fair market value of non-cash consideration that does not consist of marketable securities shall be determined on the basis of an appraisal conducted by an independent, qualified professional appraiser selected by the Company and having at least five (5) years of experience valuing assets similar to those proposed to be paid in accordance with the Bona Fide Offer (a "Qualified Appraiser"). If Buyer objects to the valuation determined by the Company's chosen Qualified Appraiser, then Buyer shall, within fifteen (15) days of receipt of such determination, obtain a separate written appraisal of the disputed fair market value by another Qualified Appraiser and shall deliver to the Company a copy of such second appraisal. If the fair market value presented by such second appraiser is not less than ninety percent (90%) nor more than one hundred ten percent (110%) of the fair market value presented in the original appraisal, then the fair market value shall equal the average of the two (2) appraisals. If a greater discrepancy exists between the first and second appraisals, then the Qualified Appraisers selected by Company and Buyer shall select a third Qualified Appraiser who shall, within thirty (30) days after selection, deliver to Company and Buyer a third written appraisal of the fair market value of the non-cash consideration and the fair market value of the non-cash consideration shall equal the average of the two (2) appraisals which are closest in amount. The cost of the initial appraisal and, if applicable, the second and third appraisals, shall be paid for one-half by each of Company and Buyer.

        5.8 Sales of Infringing Product. The Company will sell its current laser tracker coordinate measurement device only pursuant to the terms and conditions of the Leica Order. The Company will not sell any product on or after October 1, 2001 that would constitute a breach of the Leica Order or infringe on U.S. Patent No. 4,714,339 held by Leica Geosystems AG, its Reexamination Certificate No. B1 4,714,339.

        5.9 Employee Payments. As soon as practical following the Closing Date, but in any event within 30 days following the Closing Date, Buyer will make cash payments to the employees of the Company listed on Exhibit O hereto (in the amount set forth next to their name) as the consideration to cancel the Options held by such employees. The aggregate amount of payments pursuant to this Section shall be a maximum of $400,000. For purposes of calculating the Final Determination, these payments will be deemed to be accrued on the day immediately preceding the Closing and will constitute a liability in the Final Determination. Buyer and the Stockholder Representative will mutually agree on the criteria for determining the amount and the allocation of this amount to specific employees.

        5.10 Issuance of Restricted Company Common Stock. Within 90 days following the date hereof, the Company shall issue an aggregate of 1,583,550 shares of Restricted Company Common Stock in amounts and to employees of the Company determined by the Company's Board of Directors, provided that the determination of such amounts and such employees is approved by Buyer's Representatives. All issued shares of Restricted Company Common Stock shall be subject to the same vesting restrictions as contained in the Stock Restriction Agreement attached hereto as Exhibit H, and following the Closing, holders of Restricted Company Common Stock will receive as Merger Consideration shares of Buyer Common Stock that are subject to the Stock Restriction Agreement attached hereto as Exhibit H, pursuant to which the holder of such shares must remain employed (except in limited circumstances) by the Surviving Entity for a period two years following the consummation of the Merger for such shares to vest.

                                   ARTICLE VI
                      CONDITIONS TO CONSUMMATION OF MERGER

        6.1 Conditions to Obligations of Buyer and NewCo. Neither Buyer nor NewCo shall be obligated to consummate the Merger unless and until Buyer delivers notice to the Company that it has elected to exercise its option to consummate the Merger pursuant to Section 1.2. Following Buyer's delivery and the Company's receipt of such notice, the obligation of each of Buyer and NewCo to consummate the Merger is subject to the satisfaction (or waiver by Buyer) of the following conditions:

                (a) a Company Material Adverse Effect shall not have occurred since the Most Recent Balance Sheet Date prior to the Closing;

                (b) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations for the Merger;

                (c) the representations and warranties of the Company set forth in Article II shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time, except for (i) changes reflected in the Disclosure Schedule or contemplated or permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall be true and correct in all material respects as of such date, subject to clause (iii)), and (iii) where the failure of the representations and warranties to be true and correct in all material respects would not reasonably be expected to have a Company Material Adverse Effect;

                (d) the Company shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) except as noted in Section 2.9 of the Disclosure Schedule, have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                (f) the Company shall have delivered to Buyer and NewCo a certificate (the "Company Certificate") to the effect that each of the conditions specified in clauses (c) and (d) of this Section 6.1 is satisfied in all respects;

                (g) Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in Exhibit I hereto, addressed to Buyer and dated as of the Closing Date;

                (h) Buyer shall have received from the Company evidence satisfactory to Buyer that all outstanding Options have been exercised or forfeited, with no further claims of any nature based upon or derived from the Company's equity;

                (i) demands for appraisal of the fair value of Shares pursuant to the DGCL shall not have been exercised by holders of more than 10% of the outstanding Shares; and

                (j)     Delivery Ready Status shall have been achieved;

                (k) The Company obtains the express written consent to consummate the Merger from all lenders from whom it has obtained financing (including without limitation the Senior Lender); and

                (l) up to 12 employees chosen by Buyer must have entered into an Employment Agreement pursuant to Section 1.2 hereto.

        6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following conditions:

                (a) the representations and warranties of Buyer and NewCo set forth in Article III shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time, except (i) for changes reflected in Buyer's Disclosure Schedule or contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct in all material respects as of such date, subject to clause (iii)) and (iii) where the failure of the representations and warranties to be true and correct in all material respects would not reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of Buyer (excluding changes as a whole to the economy or Buyer's industry);

                (b) each of Buyer and NewCo shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                (c) each of Buyer and NewCo shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.2 is satisfied in all respects;

                (d) Buyer notifies the Company that Buyer has elected to exercise its option to consummate the Merger pursuant to Section 1.2; and

                (e) the Company shall have received from counsel to Buyer and NewCo an opinion with respect to the matters set forth in Exhibit K attached hereto, addressed to the Company and dated as of the Closing Date.

                                  ARTICLE VII

                                   TERMINATION

        7.1 Termination of Agreement. This Agreement may be terminated prior to the Expiration Date as provided below:

                (a) the Company, Buyer, and NewCo may terminate this Agreement by mutual written consent;

                (b) Buyer may terminate this Agreement at any time prior to Buyer providing notice to the Company that it has elected to exercise its option to consummate the Merger pursuant to Section 1.2;

                (c) Buyer may terminate this Agreement by giving notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach:

                        (i) would cause the conditions set forth in Sections 6.1(c) or 6.1(d) not to be satisfied; and

                        (ii) is not cured within 10 days following delivery by Buyer to the Company of written notice of such breach if such representation, warranty or covenant is capable of being cured.

                (d) Following the date that Buyer gives notice to the Company that Buyer has elected to exercise its option to consummate the Merger pursuant to Section 1.2, the Company may terminate this Agreement by giving written notice to Buyer in the event Buyer or NewCo is in breach of any repre-sentation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach:

                        (i) would cause the conditions set forth in Sections 6.2(a) or 6.2(b) not to be satisfied; and

                        (ii) is not cured within 10 days following delivery by the Company to Buyer of written notice of such breach if such representation, warranty or covenant is capable of being cured.

        (e) Except as provided in Section 7.2, either Buyer or the Company may terminate this Agreement on or after the Expiration Date if Buyer has not provided notice to the Company that Buyer has decided to consummate the Merger by such date pursuant to Section 1.2.

        7.2 Effect of Termination. If Company, Buyer, or Newco terminates this Agreement pursuant to Section 7.1, (a) all obligations of the Parties hereunder shall terminate (except for Sections 5.7, 5.8, 7.2, ARTICLE X, 11.1, 11.2, 11.3, 11.4, 11.8, 11.9, 11.10, 11.12, and 11.13, which shall survive the termination of this Agreement), and (b) no Party shall have any liability to any other Party except for (i) for breaches of any representation, warranty, covenant or agreement contained in this Agreement occurring prior to the termination of this Agreement, which liabilities shall survive the termination of this Agreement, and (ii) breaches of the provisions of this Agreement which, by their terms, survive the termination hereof. Subject to the Participation Agreement, upon termination of this Agreement, all of the FARO Loans shall be due and payable in full in 60 days from the date of such termination, or, if earlier, when the FARO Loans are due and payable pursuant to the Credit Documents.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        8.1     Indemnification and Related Matters.

                (a) Indemnification by the Stockholders for Breach. From and after the Closing, each holder of Shares immediately prior to the Effective Time, severally and in proportion to their respective ownership interest in the Company immediately prior to the Effective Time, shall indemnify and hold harmless Buyer, NewCo, and each of its officers, directors, employees, stock-holders, agents, and representatives (collectively, the "Buyer Indemnified Parties"), from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, or based on:

                        (i) any breach of any representation or warranty made by the Company in this Agreement (for this purpose, without giving effect to any materiality qualifiers or similar limitations contained in any such representation or warranty); or

                        (ii) the breach of any covenant or other obligation of the Company contained in this Agreement.

                (b)     Limitation on Liability of the Stockholders.

                        (i) Except as set forth in this Section 8.1(b), Buyer Indemnified Parties shall be reimbursed for Damages under Sections 8.1(a)(i) or 8.1(a)(ii) from the Escrow Amount (based on the value of the Escrow Amount at the time the indemnification payment is made), and the Buyer Indemnified Parties shall have no Claim for Damages in excess of such amount. For Damages arising from breaches of the representations and warranties set forth in Sections 2.2, 2.10, 2.12, 2.16, and 2.22, to the extent that the Escrow Amount is insufficient to reimburse the Buyer Indemnified Parties for Damages under Sections 8.1(a)(i) or 8.1(a)(ii), the Buyer Indemnified Parties shall be reimbursed for the full amount of all such Damages up to the amount of the Merger Consideration (based on the value of the Merger Consideration at the time of the Closing) and shall have no claim for Damages in excess of such amount.

                        (ii) In case of any claim for Damages in excess of the Escrow Amount, Buyer Indemnified Parties shall accept a return of Merger Consideration (based on the value of the Merger Consideration at the time of the Closing) in satisfaction of such claim for Damages.

                        (iii) Except as set for in this Section 8.1(b)(iii), the Buyer Indemnified Parties shall not be entitled to indemnification for Damages under Sections 8.1(a)(i) or 8.1(a)(ii) until the aggregate of Damages to the Buyer Indemnified Parties pursuant to Sections 8.1(a)(i) and 8.1(a)(ii) (but for this Section 8.1(b)(iii)) exceeds $35,000; but in such event, Buyer Indemnified Parties shall be entitled to indemnification in full for all such damages, including the first $35,000 incurred. The limitations set forth in this
Section 8.1(b)(iii) shall not apply to or limit the recoveries of the Buyer Indemnified Parties with respect to claims for breaches of representations or warranties contained in Sections 2.2, 2.16, 2.19, and 2.26.

                        (iv) The limitations set forth in this Section 8.1(b) shall not apply to claims arising under Sections 1.10(ii), 1.10(iii), or 5.3 or to fraudulent or intentional misrepresentations by the Company.

                (c) Survival of Representations and Warranties of the Company.

                        (i) Other than the representations and warranties in Sections 2.2, 2.12, and 2.16, the representations and warranties of the Company in this Agreement shall survive the Closing for 15 months following the Closing Date. The representations and warranties in Section 2.2 shall not expire. The representations and warranties in Sections 2.12, and 2.16, shall survive until the expiration of the applicable statutes of limitations for each underlying claim based on the breach of such representation.

                        (ii) Any claim for breach of representations and warranties brought prior to the expiration of the periods set forth in Section 8.1(c)(i) shall be deemed timely made whether or not such claim is resolved prior to the expiration of the applicable period.

                (d) Indemnification by Buyer for Breach. From and after the Closing, Buyer and NewCo, jointly and severally, shall indemnify and hold harmless the holders of Shares immediately prior to the Effective Time (collectively, the "Seller Indemnified Parties") from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, or based on:

                        (i) any breach of any representation or warranty made by Buyer or NewCo in this Agreement (for this purpose, without giving effect to any materiality qualifiers or similar limitations contained in any such representation or warranty); or

                        (ii) the breach of any covenant or other obligation of Buyer or NewCo contained in this Agreement.

                (e)     Limitation on Liability of Buyer.

                        (i) Seller Indemnified Parties shall be reimbursed for Damages under Sections 8.1(d)(i) and 8.1(d)(ii) for the full amount of all such Damages up to the amount of the Merger Consideration (based on the value of the Merger Consideration at the time of the Closing) and shall have no claim for Damages in excess of such amount.

                        (ii) Except with respect to claims for breaches of representations or warranties based on the number of issued and outstanding shares of Buyer Common Stock on the Closing Date or contained in Sections 3.4 or 3.8, the Seller Indemnified Parties shall not be entitled to indemnification for Damages under Section 8.1(d)(i) for breaches of representations or warranties until the aggregate of Damages to the Seller Indemnified Parties pursuant to
Section 8.1(d)(i) (but for this Section 8.1(e)(ii)) exceeds $35,000; but in such event, Seller Indemnified Parties shall be entitled to indemnification in full for all breaches of representations and warranties, including the first $35,000 incurred. In addition, this Section shall not apply to or limit the recoveries of the Seller Indemnified Parties pursuant to any other section of this Agreement or for any intentional misrepresentation by Buyer or NewCo.

                (f)     Survival of Representations and Warranties of Buyer.

                        (i) The representations and warranties of Buyer and NewCo in this Agreement shall survive the Closing for 15 months following the Closing Date.

                        (ii) Any claim for breach of representations and warranties brought prior to the expiration of the periods set forth in Section 8.1(f)(i) shall be deemed timely made whether or not such claim is resolved prior to the expiration of the applicable period.

        8.2 Indemnification Procedure. The obligations and liabilities of any party to indemnify any other under this Article 8 with respect to any action, proceeding, or claim relating to third parties (collectively, "Claims") shall be subject to the following terms and conditions:

                (a) Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such Claim, and shall permit the Indemnifying Party, at its option, to participate in the defense of such Claim by counsel of its own choice and at its expense. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article 8, except to the extent the Indemnifying Party is materially prejudiced thereby. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any Damages (without limitation, except for limitations on indemnification pursuant to Sections 8.1(b) or 8.1(e), as the case may be) that may result from such Claim, then the Indemnifying Party shall be entitled to undertake the defense thereof at its expense and through counsel chosen by it (subject to the Indemnified Party's reasonable approval). In all matters concerning the holders of Shares by virtue of several liability, the Stockholders Representative shall give and receive notice and otherwise act in all respects on their behalf. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

                (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein.

                (c) Indemnified Party's Rights. Anything in this Section 8.2 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

        8.3 Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this ARTICLE VIII, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this
ARTICLE VIII that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying

Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

        8.4 No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder.

                                   ARTICLE IX

                                   DEFINITIONS

        9.1 Defined Terms. For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

         Defined Term                                      Section
         ------------                                      -------

         Acceptance                                        5.7(e)
         Agreement                                         Introduction
         Acquisition Proposal                              Section 4.2
         Business                                          Background
         Buyer                                             Introduction
         Buyer Certificate                                 6.2(c)
         Buyer Indemnified Parties                         8.1(a)
         Buyer's Disclosure Schedule                       Article III
         Buyer's Representatives                           5.5(b)
         Certificate of Merger                             1.1
         Certificates                                      1.9(b)
         Claims                                            8.2
         Closing                                           1.2
         Closing Date                                      1.2
         Code                                              Background
         Company                                           Introduction
         Company Certificate                               6.1(f)
         Company Intellectual Property                     2.16(a)
         CPA Firm                                          1.8(e)
         Credit Documents                                  Background
         DGCL                                              1.1
         Disclosure Schedule                               Article II
         Disability                                        Section 5.3(c)
         Dissenting Shares                                 1.16
         Effective Time                                    1.1
         Expiration Date                                   1.2(b)
         Escrow Amount                                     1.10
         Final Determination                               1.8(d)
         Final Balance Sheet                               1.8(c)
         Financial Statements                              2.6

         Defined Term                                      Section
         ------------                                      -------

         Forfeited Amount                                  5.3
         Governmental Entity                               2.4
         Indemnified Party                                 8.2(a)
         Indemnifying Party                                8.2(a)
         IRS                                               2.12(a)
         Legal Proceeding                                  2.19
         Leica Order                                       2.19
         Lending Agreement                                 Background
         Letter of Transmittal                             1.9(b)
         Line of Credit                                    Background
         Merger                                            Background
         Merger Consideration                              1.6(a)
         Most Recent Balance Sheet                         2.6
         Most Recent Balance Sheet Date                    2.6
         NewCo                                             Introduction
         Options                                           1.15
         Participation Agreement                           Background
         Parties                                           Introduction
         Permits                                           2.24
         Qualified Appraiser                               5.7(h)
         Right of First Refusal                            5.7(c)
         Right of First Refusal Commencement Date          5.7(a)
         SEC                                               3.5
         SEC Documents                                     3.5
         Securities Act                                    5.1
         Senior Lender                                     Background
         Stockholder Representative                        1.14(a)
         Supplemental Lending Agreement                    Background
         Surviving Entity                                  1.1

        9.2     Certain Supplemental Defined Terms.

                "Adjusted Working Capital" means the dollar amount equal to
(i) the net book value of Company's current assets less (ii) the net book value of all liabilities other than indebtedness under the FARO Loans (liabilities shall include appropriate provisions for warranty costs) reflected in the Final Closing Balance Sheet prepared in accordance with GAAP as of the Closing Date; provided that, notwithstanding GAAP (A) all inventories and demonstration units of the Company that, if sold on or after October 1, 2001, would constitute a breach of the Leica Order, will equal zero or, for that product usable as service and supplies after October 1, 2001, small amounts agreed to by Buyer and the Stockholder Representative, (B) all debt, including the Line of Credit, will be accrued as a liability for purposes of computing Adjusted Working Capital, regardless of short-term or long-term standard GAAP classification, (C) any amounts payable pursuant to Section 5.9 hereof will be accrued as a liability for purposes of computing Adjusted Working Capital, and (D) if the Line of Credit is refinanced, and such refinancing is terminated before maturity as a result of the Merger, all fees for early termination of the refinancing shall constitute accrued expenses in the computation of Adjusted Working Capital.

                  "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.

                  "Buyer Common Stock" means the common stock, $.01 par value per share, of Buyer.

                  "Cause" means: (i) conduct which would constitute a felony;
(ii) theft or misappropriation of Buyer's or the Surviving Entity's property or committing a material act or omission constituting fraud or willful misfeasance in connection with the performance of his employment duties; (iii) a material violation of the non-competition or confidentiality provisions of any other agreement with Buyer or the Surviving Entity; (iv) a material violation of any of Buyer's or the Surviving Entity's policies, procedures, or regulations; (v) poor work performance or materially disregarding or failing to perform his obligations to Buyer or the Surviving Entity or any duties assigned to him by the Buyer or the Surviving Entity, which deficiency is not cured within thirty days after written notice of a specific deficiency; (vi) engaging in conduct or activity that is injurious to Buyer's or the Surviving Entity's reputation and the failure to materially cure such injury within ten days; and (vii) gross or repeated insubordination.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Common Stock" means the common stock, $.01 par value per share, of the Company.

                  "Company Material Adverse Effect" means any material adverse change or effect to the assets, liabilities, financial condition, or results of operations of the Company, excluding, however, changes as a whole to the economy or the Company's industry.

                  "Damages" means, with respect to any right to indemnity, (i) all debts, liabilities and obligations; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

                  "Delivery Ready Status" means the successful completion by the Company, and the verification of such successful completion to the reasonable satisfaction of Buyer, of the following:

o Completion of the development of the Product that does not infringe, to the Company's knowledge, on any patent of Leica Geosystems or its affiliates, including without limitation U.S. Patent No. 4,714,339 held by Leica Geosystems AG as of the date of this Agreement, its Reexamination Certificate No. B1
         4,714,339, and any reissue or additional reexamination of the fore-going;
o The Company's possession of stock for 20 complete units of the Product, including all parts with supply lead time greater than thirty (30) days;
o Completed assembly of three units of the Product that meets delivery specifications,
o Tested and confirmed 50 man-hours or less of assembly labor per unit of the Product;
o Bill of materials costed with supporting quantity of 100 quotes and purchased stock invoices, and

o Targeted cost range (either ADM or IFM option) confirmed to be in the range of $25,000 to $28,000 or lower per unit of Product, including manufacturing labor. Current targets for the components are:

                o   Tracker Head and Master Control Unit            $17,000
                o   ADM Components                                  $ 5,000
                o   IFN Components                                  $ 7,000

                  "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed by the Company for its current or former employees or directors and any of their beneficiaries or dependents.

                  "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment, including without limitation the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste, (ii) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; and (iii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials declared under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" means Firstar Bank, N.A. and its successors and assigns.

                  "Escrow Agreement" means the Escrow Agreement to be dated the Closing Date among the Company, the Escrow Agent, the Stockholder
Representative, and Buyer, substantially in the form of Exhibit L hereto.

                  "Exchange Agent" means Firstar Bank, N.A. and its successors and assigns.

                  "Exchange Agent Agreement" means the Exchange Agent Agreement to be dated the Closing Date among the Company, the Exchange Agent, the Stockholder Representative, and Buyer, substantially in the form of Exhibit M hereto.

                  "FARO Loans" means (i) all principal and accrued interest of any loans from Buyer to the Company, whether such loans were made directly or indirectly to the Company, including any loans funded by FARO to the Senior Lender under the Participation Agreement or any portion of the

Line of Credit purchased or assumed by FARO and (ii) $500,000 of the $2,000,000 to be paid by Buyer pursuant to Section 1.17 with respect to the Company's indebtedness to First Union Capital Partners.

                  "Foreign Intellectual Property" means all (i) non-U.S. patents and patent applications, (ii) non-U.S. copyrights and registrations thereof,
(iii) non-U.S. trademarks, service marks, trade name and applications and registrations therefor, and (iv) other proprietary rights relating to any of the foregoing.

                  "GAAP" means U.S. generally accepted accounting principles.

                  "Good Reason" means a termination by the employee following
(i) any material reduction in such employee's title and any material reduction in such employee's duties or responsibilities, (ii) any material adverse change in employee's base compensation and bonus, if any, (unless such reduction is for "Cause") and any material adverse change in such employee's benefits, (iii) without such employee's consent, any relocation of the premises at which employee works to a location more than 40 miles from such location and more than 40 miles from the Company's current principal place of business, or (iv) the Surviving Entity's material breach of such employee's employment agreement, if any.

                  "Intellectual Property" means all (i) U.S. patents and patent applications, (ii) U.S. copyrights and registrations thereof, (iii) computer programs, data and documentation, (iv) trade secrets, know-how, concepts, and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, (v) U.S. trademarks, service marks, trade names and applications and registrations therefor and (vi) other proprietary rights relating to any of the foregoing excluding Foreign Intellectual Property.

                  "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

                  "Product" means the Company's next generation laser tracker, portable, coordinate measurement machine.

                  "Restricted Company Common Stock" means the common stock, $.01 par value per share, of the Company that is subject to a restricted stock agreement containing the substantially the same restrictions as the Restricted Stock Agreement attached as Exhibit H hereto

                  "Senior Loan Documents" means the Loan Agreement between the Company and the Senior Lender dated January 28, 1998, as amended by an Amendment to Loan Documents dated December 31, 1999, as further amended by a Second Amendment to Loan Documents dated May 31, 2000, as further amended by a Third Amendment to Loan Documents dated December 29, 2000, as further amended by a Fourth amendment to Loan Documents dated April 13, 2001.

                  "Series A Preferred" means the Series A preferred stock, $.01 par value per share, of the Company.

                  "Series B Preferred" means the Series B preferred stock, $.01 par value per share, of the Company.

                  "Series C Preferred" means the Series C preferred stock, $.01 par value per share, of the Company.

                  "Series D Preferred" means the Series D preferred stock, $.01 par value per share, of the Company.

                  "Series E-1 Preferred" means the Series E-1 preferred stock, $.01 par value per share, of the Company.

                  "Shares" means all shares of the Company's capital stock, including the Company Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, and the Series E-1 Preferred.

                                   ARTICLE X

                             RESOLUTION OF DISPUTES

        10.1 Arbitration. After the Closing, any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the Parties of its or their terms shall be settled by binding arbitration held in Tampa, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this
ARTICLE X. This ARTICLE X shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement. Notwithstanding the foregoing:

                (a) A party may, in its discretion, apply to a court of competent jurisdiction for equitable relief. Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this ARTICLE X.

                (b) No Party shall be required to submit to arbitration hereunder unless all persons who are not Parties to this Agreement, but who are necessary parties to a complete resolution of the controversy, submit to the arbitration process on the same terms as the Parties hereto. Without limiting the generality of the foregoing, no claim under ARTICLE VIII for the indemnification of a third-party claim shall be subject to arbitration under this ARTICLE X unless the third party bringing such claim against the indemnitee shall agree in writing to the application of this ARTICLE X of the resolution of such claim.

        10.2 Arbitrators. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $20,000, then the panel to be appointed shall consist of three neutral arbitrators, one of which shall be selected by Buyer, one of which shall be selected by the Stockholder Representative, and the third selected by the mutual agreement of Buyer and the Stockholder Representative. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to be less than $20,000, then the panel to be appointed shall consist of one arbitrator selected by the mutual agreement of Buyer and the Stockholder Representative.

        10.3 Procedures; No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the Parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

        10.4 Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

        10.5 Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Company, Buyer, the Stockholder Representative, and each Stockholder hereby submit to the in personam jurisdiction of the Federal and State courts in Tampa, Florida for the purpose of confirming any such award and entering judgment thereon.

        10.6 Confidentiality. All proceedings under this ARTICLE X, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all Parties and by the arbitrators.

        10.7 Tolling. All applicable statutes of limitation with respect to the matter in controversy shall be tolled while the procedures specified in this
ARTICLE X are pending. The Parties will take such action, if any, required to effectuate such tolling.

        10.8 Escrow Agent Unnecessary. The Parties agree that the Escrow Agent is not a necessary party to and shall not be joined in or made party to any arbitration proceeding commenced under this ARTICLE X.

                                   ARTICLE XI

                                  MISCELLANEOUS

        11.1 Press Releases and Confidentiality. Each Party agrees that it will not issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby without prior written approval of the Company, Buyer, and Newco (as the case may be), except as may be required by applicable law, and Securities and Exchange Commission rule or regulation, or any stock exchange or NASDAQ rule or regulation (in which case the disclosing Party shall advise the Company, Buyer, and Newco (as the case may be) and provide them with a copy of the proposed disclosure prior to making the disclosure).

        11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided however that (a) the provisions in ARTICLE I concerning payment of the Merger Consideration are intended for the benefit of the stockholders of the Company and (b) the provisions in Section 8.1 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

        11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof, other than Buyer Confidentiality Agreement, which shall remain in effect in accordance with its terms.

        11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Company, Buyer, and Newco.

        11.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute the same instrument.

        11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  If to the Company:

                  SpatialMetriX Corporation
                  222 Gale Lane
                  Kennett Square, PA  19348
                  Attn: Andrew Thomson
                  Facsimile:  (610) 444-2323

                  With a copy to:

                  Morgan Lewis & Bockius LLP
                  1701 Market St.
                  Philadelphia PA   19103
                  Attn: Stephen M. Goodman
                  Facsimile:  (215) 963-5299

                  If to Buyer, NewCo, or the Surviving Entity:

                  FARO Technologies, Inc.
                  125 Technology Park
                  Lake Mary, FL  32746
                  Attn: Simon Raab
                  Facsimile:  (407) 333-4181

                  With a copy to:

                  Foley & Lardner
                  100 N. Tampa St., Suite 2700
                  Tampa, FL  33602
                  Attn: Martin Traber
                  Facsimile: (813) 221-4210

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsmile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the Company, Buyer, and Newco notice in the manner herein set forth.

        11.8 Governing Law and Venue The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. Each Party to this Agreement (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for state court proceedings, and the Middle District of Florida, Tampa Division, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue

        11.9 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

        11.10 Amendments and Waivers. Buyer and the Company may mutually amend any provision of this Agreement or any Exhibit attached hereto at any time prior to the Effective Time, and the Company may execute and perform any such amend-ment without approval of the Company's stockholders to the fullest extent authorized under the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Company. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.

        11.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

        11.12 Expenses. Except as otherwise provided in this Agreement, each Party shall be responsible for all of its expenses incurred in connection with the transactions contemplated pursuant to this Agreement, provided, however, that the Company may reimburse holders of Shares for reasonable out-of-pocket expenses.

        11.13 Finders' Fees. The Company and Buyer will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.




            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       FARO TECHNOLOGIES, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       SPATIALMETRIX CORPORATION


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                       FARO ACQUISITION LLC


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                          AGREEMENT AND PLAN OF MERGER

                     Common Stock Stockholder Signature Page


         The undersigned holder of Common Stock of SpatialMetriX Corporation executes the Agreement and Plan of Merger (the "Agreement") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Agreement.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                          AGREEMENT AND PLAN OF MERGER

               Series A Preferred Stock Stockholder Signature Page


         The undersigned holder of Series A Preferred Stock of SpatialMetriX Corporation executes the Agreement and Plan of Merger (the "Agreement") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Agreement.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                          AGREEMENT AND PLAN OF MERGER

               Series B Preferred Stock Stockholder Signature Page


         The undersigned holder of Series B Preferred Stock of SpatialMetriX Corporation executes the Agreement and Plan of Merger (the "Agreement") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Agreement.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                          AGREEMENT AND PLAN OF MERGER

               Series C Preferred Stock Stockholder Signature Page


         The undersigned holder of Series C Preferred Stock of SpatialMetriX Corporation executes the Agreement and Plan of Merger (the "Agreement") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Agreement.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                          AGREEMENT AND PLAN OF MERGER

               Series D Preferred Stock Stockholder Signature Page


         The undersigned holder of Series D Preferred Stock of SpatialMetriX Corporation executes the Agreement and Plan of Merger (the "Agreement") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Agreement.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                          AGREEMENT AND PLAN OF MERGER

              Series E-1 Preferred Stock Stockholder Signature Page


         The undersigned holder of Series E-1 Preferred Stock of SpatialMetriX Corporation executes the Agreement and Plan of Merger (the "Agreement") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Agreement.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                      SCHEDULE A - SCHEDULE OF STOCKHOLDERS


                Investor                                 Common Stock
                --------                                 ------------



                Investor                           Series A Preferred Shares
                --------                           -------------------------



                Investor                           Series B Preferred Shares
                --------                           -------------------------




                Investor                           Series C Preferred Shares
                --------                           -------------------------




                Investor                           Series D Preferred Shares
                --------                           -------------------------




                Investor                          Series E-1 Preferred Shares
                --------                           -------------------------

                                    EXHIBITS
                                    --------


Exhibit A     -  Certificate of Merger

Exhibit B     -  Letter of Transmittal

Exhibit C     -  Disclosure Schedule

Exhibit D     -  Confidentiality and Proprietary Information Agreement

Exhibit E     -  Registration Rights

Exhibit F     -  Schedule of Employees

Exhibit G     -  Employment Agreement

Exhibit H     -  Restricted Stock Agreement

Exhibit I     -  Opinion Letter of Counsel to the Company

Exhibit J     -  Resignations

Exhibit K     -  Opinion Letter of Counsel to Buyer

Exhibit L     -  Escrow Agreement

Exhibit M     -  Exchange Agent Agreement

Exhibit N     -  Buyer's Disclosure Schedule

Exhibit O     -  Employee Bonus Payments

Exhibit P     -  Agreement with First Union Capital Partners

                                    AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                  THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made this 26th day of December, 2001 among FARO TECHNOLOGIES, INC., a Florida corporation ("FARO" or "Buyer"), FARO ACQUISITION LLC, a Delaware limited liability company and a wholly-owned subsidiary of Buyer ("NewCo"), SPATIALMETRIX CORPORATION, a Delaware corporation (the "Company"), and the stockholders of the Company set forth hereto on Schedule A (the "Stockholders"). Buyer, NewCo, the Company, and the Stockholders are referred to collectively as the "Parties" and individually as a "Party."

                                   BACKGROUND

                  WHEREAS, the parties have entered into that certain Agreement and Plan of Merger dated as of September 14, 2001 (the "Merger Agreement"); and

                  WHEREAS, the parties desire to enter into certain amendments to the Merger Agreement; and

                  WHEREAS, the Board of Directors of Buyer and the managers of NewCo have reviewed this Amendment and have authorized its execution and the consummation of the Merger pursuant to the terms and conditions contained herein;

                  WHEREAS, the Board of Directors of the Company has reviewed this Amendment and has approved its execution by the Company;

                  WHEREAS, the Stockholder Representative has adopted this Amendment pursuant to Section 1.14 of the Merger Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, and warranties contained herein, the Parties agree as follows:

                             Article 1 - Amendment

                  Section 1.2 of the Merger Agreement is amended to add a new Paragraph (c) to provide as follows:

                           "(c)     Subject to the provisions of Section 1.2(a),
and notwithstanding the provisions Section 1.2(b), unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to ARTICLE VII and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, the Closing shall take place at the offices of Foley & Lardner in Tampa, Florida, commencing at 9:00 a.m. local time, on any business day before March 31, 2002 that occurs at least five days following Buyer's written notice to the Company that Buyer has decided to consummate the Merger (unless another date or place is agreed to in writing by the Company, Buyer, and Newco) (the "Alternative Closing Date"). In the event that the Buyer elects to close the transactions herein contemplated on an Alternative Closing Date, the calculation of the Buyer's Closing Payment, as set forth in Section 1.7 hereof, shall be made as though the Closing Date were December 31, 2001.

                           Article 2 - MISCELLANEOUS

                  Section 2.1   Effect of Amendment.

                  Except as expressly amended hereby, the terms, conditions and provisions of the Merger Agreement shall remain in full force and effect.

                  Section 2.2   Stockholder Representative Approval.

                  By his execution of a counterpart to this Amendment, the Stockholder Representative approves of this Amendment.

                  Section 2.3 Press Releases and Confidentiality. Each Party agrees that it will not issue a press release or public announcement or other-wise make any disclosure concerning this Amendment or the transactions contemplated hereby without prior written approval of the Company, Buyer, and Newco (as the case may be), except as may be required by applicable law, and Securities and Exchange Commission rule or regulation, or any stock exchange or NASDAQ rule or regulation (in which case the disclosing Party shall advise the Company, Buyer, and Newco (as the case may be) and provide them with a copy of the proposed disclosure prior to making the disclosure).

                  Section 2.4 No Third Party Beneficiaries. The Merger Agreement, as modified by this Amendment, shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  Section 2.5 Entire Agreement. This Amendment (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

                  Section 2.6 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Company, Buyer, and Newco.

                  Section 2.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute the same instrument.

                  Section 2.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 2.9 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  If to the Company:

                  SpatialMetriX Corporation
                  222 Gale Lane
                  Kennett Square, PA  19348
                  Attn: Andrew Thomson
                  Facsimile:  (610) 444-2323

                  With a copy to:

                  Morgan Lewis & Bockius LLP
                  1701 Market St.
                  Philadelphia PA   19103
                  Attn: Stephen M. Goodman
                  Facsimile:  (215) 963-5299

                  If to Buyer, NewCo, or the Surviving Entity:

                  FARO Technologies, Inc.
                  125 Technology Park
                  Lake Mary, FL  32746
                  Attn: Simon Raab
                  Facsimile:  (407) 333-4181

                  With a copy to:

                  Foley & Lardner
                  100 N. Tampa St., Suite 2700
                  Tampa, FL  33602
                  Attn: Martin Traber
                  Facsimile: (813) 221-4210

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsmile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the Company, Buyer, and Newco notice in the manner herein set forth.

                  Section 2.10 Governing Law and Venue The validity, construction, enforcement, and interpretation of the Merger Agreement, as amended by this Amendment, are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. Each Party to this Amendment (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for state court proceedings, and the Middle District of Florida, Tampa Division, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue

                  Section 2.11 Waiver of Jury Trial. EACH PARTY TO THE MERGER AGREEMENT, AS MODIFIED BY THIS AMENDMENT, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

                  Section 2.12 Amendments and Waivers. No amendment of any provision of the Merger Agreement or this Amendment shall be valid unless the same shall be in writing and signed by Buyer and the Company. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.

                  Section 2.13 Severability. Any term or provision of the Merger Agreement, as amended by this Amendment, that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

                                       FARO TECHNOLOGIES, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       SPATIALMETRIX CORPORATION


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                       FARO ACQUISITION LLC


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                       _________________________________________
                                       JOHN MARTINSON, as Stockholder
                                       representative pursuant to Section 1.14
                                       of the Merger Agreement

                                SECOND AMENDMENT


                                       TO


                          AGREEMENT AND PLAN OF MERGER

                  THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made this 16th day of January, 2002 among FARO TECHNOLOGIES, INC., a Florida corporation ("FARO" or "Buyer"), FARO ACQUISITION LLC, a Delaware limited liability company and a wholly-owned subsidiary of Buyer ("NewCo"), SPATIALMETRIX CORPORATION, a Delaware corporation (the "Company"), and the stockholders of the Company set forth hereto on Schedule A (the "Stockholders"). Buyer, NewCo, the Company, and the Stockholders are referred to collectively as the "Parties" and individually as a "Party."


                                   BACKGROUND

                  WHEREAS, the parties have entered into that certain Agreement and Plan of Merger dated as of September 14, 2001, as amended on December 26, 2001 (the "Merger Agreement"); and

                  WHEREAS, the parties desire to enter into certain amendments to the Merger Agreement; and

                  WHEREAS, the Board of Directors of Buyer and the managers of NewCo have reviewed this Amendment and have authorized its execution and the consummation of the Merger pursuant to the terms and conditions contained herein;

                  WHEREAS, the Board of Directors of the Company has (i) reviewed this Amendment and has approved its execution by the Company and the consummation of the Merger pursuant to the terms and conditions contained herein and (ii) recommended to the holders of a majority of the outstanding voting stock of the Company to adopt the Merger pursuant to the terms and conditions of the Merger Agreement, as amended hereby;

                  WHEREAS, pursuant to Section 228 of the DGCL, the holders of a majority of the outstanding voting stock of the Company have executed a written consent in lieu of a meeting adopting this Amendment and authorizing the Merger pursuant to the terms and conditions contained herein;

                  WHEREAS, following the Closing, pursuant to the terms of this Agreement and the Company's Restated and Amended Certificate of Incorporation, the Merger Consideration is to be distributed among the holders of the Company's capital stock as follows: (i) 80% of the Merger Consideration is to be distributed to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E-1 Preferred (less the amounts to be held in escrow under the Escrow Agreement), (ii) 7% of the Merger Consideration is to be distributed to the holders of Common Stock other than holders of Restricted Company Common Stock (less the amounts to be held in escrow under the Escrow Agreement, and (iii) 13% of the Merger Consideration is to be distributed to the holders of Restricted Company Common Stock;

                  WHEREAS, pursuant to a Loan Agreement dated January 28, 1998 and related agreements, instruments and documents, all as amended from time to time (collectively, the "Credit Documents"), PNC Bank, National Association (the "Senior Lender") has made loans, advances, and extensions of credit ("Line of Credit") to the Company up to a maximum principal outstanding amount of $2,300,000 as of April 13, 2001;

                  WHEREAS, pursuant to a Participation Agreement between Buyer and the Senior Lender dated April 13, 2001 (the "Participation Agreement"), Buyer provided $1,500,000 to the Senior Lender to increase the maximum principal amount under the Line of Credit from $2,300,000 to $3,800,000 pursuant to the Credit Documents;

                  WHEREAS, pursuant to an amendment to the Participation Agreement, Buyer provided up to an additional $1,500,000 to the Senior Lender to increase the maximum principal amount under the Line of Credit from $3,800,000 to $5,300,000; and

                  WHEREAS, although the Company has not achieved Delivery Ready Status, the Buyer has agreed to waive such condition to the consummation of the Merger, subject to the amendments to the Merger Agreement set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, and warranties contained herein, the Parties agree as follows:

                             ARTICLE I - THE MERGER

                  1.1. The Closing. Section 1.2 of the Merger Agreement is amended in its entirety to provide as follows:

                        "1.2.   The Closing.  Subject to the satisfaction or
                  waiver of the conditions set forth in Article VI, the Closing shall take place at the offices of Foley & Lardner in Tampa, Florida, commencing at 9:00 a.m. local time, on the date of the Second Amendment to Agreement and Plan of Merger (the "Closing Date").

                  1.2.  Conversion of Securities.

                  Section 1.6 of the Merger Agreement is amended in its entirety to provide as follows:

                        "1.6.   Conversion of Securities.

                        (a)     At the Effective Time, by virtue of the
                  Merger and without any action on the part of any Party or the holder of any of the Shares, the issued and outstanding Shares immediately prior to the Effective Time (other than Shares held in the Company's treasury) shall be converted into and represent the right to receive in the aggregate (A) 90% of the Buyer's Closing Payment plus (B) the right to receive payments, if any, of the Escrow Amount under the Escrow

                  Agreement (collectively, the "Merger Consideration"). The Escrow Amount shall be funded (i) first, out of the Merger Consideration to be paid to the holders of the Company Common Stock (other than Restricted Company Common Stock); and (ii) then, to the extent of any remaining shortfall in the Escrow Amount, by the portion of the Merger Consideration to be paid to the holders of the Company Preferred Stock. The Merger Consideration shall be paid to holders of Shares in accordance with Sections 1.9 and 1.10. The portion of the Merger Consideration into which each class of the Shares shall be converted and represent the right to receive at the Effective Time is as follows:

                                (i)     Each share of Company Common Stock
                        issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) the number of shares of Buyer Common Stock listed under the caption "Common Stock Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof) (all of which shall be part of the Escrow Amount and held under the Escrow Agreement), divided by (B) the issued and outstanding shares of Company Common Stock. The Company has determined that it is in the best interests of its stockholders to avoid the expenses of administration of the escrow with respect to the holders of Restricted Company Common Stock, and to provide incentives to the continued employment of the holders of the Restricted Company Common Stock. Accordingly, the Merger Consideration to be received by each holder of Restricted Company Common Stock shall consist solely of the number of shares of Buyer Common Stock listed under the caption "Common Stock Merger Consideration" on Schedule B hereto (with no reduction for the Escrow Amount), divided by the issued and outstanding shares of Restricted Company Common Stock. Holders of Restricted Company Common Stock shall have no claim, right, or interest in any further amounts paid to the Company's stockholders pursuant to this Agreement or the Escrow Agreement. Holders of shares of Restricted Company Common Stock (such holders and the number of shares of Restricted Company Common Stock held by them are set forth on Schedule B hereto) shall be issued shares of Buyer Common Stock pursuant to this subsection that are subject to the Restricted Stock Agreement attached as Exhibit H hereto.

                                (ii) Each share of Series A Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) the number of shares of Buyer Common
                        Stock listed under the caption "Series A Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series A Preferred.

                                (iii) Each share of Series B Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) the number of shares of Buyer Common
                        Stock listed under the caption "Series B Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series B Preferred.

                                (iv) Each share of Series C Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) the number of shares of Buyer Common
                        Stock listed under the caption "Series C Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series C Preferred.

                                (v) Each share of Series D Preferred issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) the number of shares of Buyer Common
                        Stock listed under the caption "Series D Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series D Preferred.

                                (vi)    Each share of Series E-1 Preferred
                        issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury) shall be converted into and represent the right to receive (A) the number of shares of Buyer Common Stock listed under the caption "Series E-1 Merger Consideration" on Schedule B hereto (subject to adjustment pursuant to Section 1.8 hereof), less the amount which shall be part of the Escrow Amount and held under the Escrow Agreement, divided by (B) the issued and outstanding shares of Series E-1
                        Preferred.

                                (vii)   Each Share held in the Company's
                        treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

                        (b) All of the interests of NewCo issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time."

                  1.3.  Calculation of Buyer's Closing Payment.

                  Section 1.7 of the Merger Agreement is amended in its entirety to provide as follows:

                        "1.7.   Calculation of Buyer's Closing Payment.

                        (a) The "Buyer's Closing Payment" will be equal to 500,000 shares of Buyer Common Stock.

                        (b)     [INTENTIONALLY OMITTED]

                        (c)     [INTENTIONALLY OMITTED]

                        (d) Buyer will deliver 90% of the Buyer's Closing Payment to the Exchange Agent pursuant to the Section 1.9 hereof and 10% of the Buyer's Closing Payment to the Escrow Agent pursuant to Section 1.10 hereof."

                  1.4.  Year End Financial Statements.

                  Section 1.8 of the Merger Agreement is amended in its entirety to provide as follows:

                                "1.8. Year End Financial Statements. The
                  Company represents and warrants that the Closing Balance Sheet and the computation of Adjusted Working Capital attached hereto as Exhibit S: (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (subject to the modifications to GAAP set forth in the definition of Adjusted Working Capital), (ii) fairly present in all material respects the consolidated financial condition of the Company as of December 31, 2001, and (iii) are consistent with the books and records of the Company. The Company shall cooperate with the Buyer in the prompt preparation and audit of financial statements consisting of a balance sheet, statement of income, changes in stockholder's equity and cash flows as of and for year ending December 31, 2001."

                  1.5.          Accounts Receivable.

                  Section 1.10 of the Merger Agreement is amended by deleting Subsection (iii).

                  1.6.          Purchase of Loan Obligations.

                  Section 1.17 of the Merger Agreement is amended in its entirety to provide as follows:

                        "1.17   Purchase of Loan Obligations.

                                (a) Attached as Exhibit Q is an agreement between First Union Capital Partners ("First Union") and Buyer pursuant to which First Union shall sell and the Buyer shall purchase prior to the Closing all of the agreements, instruments and documents evidencing and securing the obligations of the Company to First Union (the "First Union Loan Documents").

                                (b) Attached as Exhibit R is an agreement between PNC Bank, National Association ("Senior Lender") and Buyer pursuant to which Senior Lender shall sell and the Buyer shall purchase prior to the Closing all of the agreements, instruments and documents evidencing and securing the obligations of the Company to the Senior Lender (the "PNC Loan Documents")."

                  1.7.  Conditions to Obligations of Buyer and Newco.

                        (a) Section 6.1(j) of the Merger Agreement is deleted and replaced by the following:

                                "(j)    [INTENTIONALLY OMITTED]"

                        (b) Section 6.1(k) of the Merger Agreement is deleted and replaced by the following:

                                "(k) The Buyer shall have purchased the
                  First Union Loan Documents and the PNC Loan Documents in accordance with the provisions of Section 1.17."

                  1.8.  Employee Payments.

                        Section 5.9 of the Merger Agreement is amended in its entirety to provide as follows:

                  5.9 Employee Payments. As soon as practical following the Closing Date, but in any event within 30 days following the Closing Date, Buyer will make cash payments to the employees of the Company listed on Exhibit O hereto (in the amount set forth next to their name). The aggregate amount of payments pursuant to this Section shall be a maximum of $100,000. Buyer and the Stockholder Representative will mutually agree on the criteria for determining the amount and the allocation of this amount to specific employees.

                  1.9.  Delivery of Buyer's Closing Payment.

                        Section 1.9(a) of the Merger Agreement is amended to read as follows:

                                "(a)    Within ten (10) business days after the
                        Closing Date, Buyer shall deposit or shall cause to be deposited in trust with the Exchange Agent 90% of the Buyer's Closing Payment. Within the time required by the Exchange Agent Agreement, the Exchange Agent shall distribute such amount as required by the Exchange Agent Agreement to the holders of the Shares as of the Effective Time. The Exchange Agent will deliver to Buyer and the Stockholder Representative a certificate setting forth the amounts distributed to the holders of Shares as of the Effective Time pursuant to this Section."

                  1.10. No Appointment of Company Representatives to Board of Directors of FARO.

                  Section 5.5(a) of the Merger Agreement is amended by deleting
Section 5.5(a) and inserting in lieu thereof the following:

                  "(a) [INTENTIONALLY OMITTED]"

                  1.11. Definitions.

                        (a) The definition of the term "Adjusted Working Capital" in Section 9.2 of the Merger Agreement is amended to provide as follows:

                  "Adjusted Working Capital" means the dollar amount equal to
(i) the net book value of Company's current assets less (ii) the net book value of all liabilities other than indebtedness under the FARO Loans (liabilities shall include appropriate provisions for warranty costs) reflected in the Final Closing Balance Sheet prepared in accordance with GAAP as of the Closing Date; provided that, notwithstanding GAAP (A) all inventories and demonstration units of the Company that (i) if sold on or after October 1, 2001, would constitute a breach of the Leica Order, will equal zero (ii) are included in the parts specifications for Products shall be valued with reference to the final bill of materials and parts specifications for the Products as of March 31, 2002, as agreed to by Buyer and the Stockholder Representative, and (iii) are not includable in the parts specifications shall be valued taking into account costs of reworking and disposal costs, as agreed to by the Buyer and the Stockholder Representative, (B) all debt, including the Line of Credit, will be accrued as a liability for purposes of computing Adjusted Working Capital, regardless of short-term or long-term standard GAAP classification, and (C) any amounts payable pursuant to Section 5.9 hereof will be accrued as a liability for purposes of computing Adjusted Working Capital."

                        (b)     The definition of the term "FARO Loans" in
                  Section 9.2 of the Merger Agreement is amended to provide as follows:

                  "FARO Loans" means all principal plus accrued interest of any loans from Buyer to the Company, made directly to the Company or funded by Buyer under the Participation Agreement plus any portion of the Line of Credit purchased by Buyer from the Senior Lender."

                           ARTICLE II - MISCELLANEOUS

                  2.1. Effect of Amendment. Except as expressly amended hereby, the terms, conditions and provisions of the Merger Agreement shall remain in full force and effect.

                  2.2. Stockholder Approval. By their execution of a counterpart to this Amendment, the Stockholders expressly acknowledge their approval of this Amendment and agree to vote in favor of the Company's execution and delivery of this Amendment.

                  2.3. Press Releases and Confidentiality. Each Party agrees that it will not issue a press release or public announcement or otherwise make any disclosure concerning this Amendment or the transactions contemplated hereby without prior written approval of the Company, Buyer, and Newco (as the case may be), except as may be required by applicable law, and Securities and Exchange Commission rule or regulation, or any stock exchange or NASDAQ rule or regulation (in which case the disclosing Party shall advise the Company, Buyer, and Newco (as the case may be) and provide them with a copy of the proposed disclosure prior to making the disclosure).

                  2.4. No Third Party Beneficiaries. The Merger Agreement, as modified by this Amendment, shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided however that (a) the provisions in Article I of the Merger Agreement, as hereby amended, concerning payment of the Merger Consideration are intended for the benefit of the stockholders of the Company and (b) the provisions in Section 8.1 of the Merger Agreement concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

                  2.5. Entire Agreement. This Amendment (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

                  2.6. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Company, Buyer, and Newco.

                  2.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute the same instrument.

                  2.8. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  2.9. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  If to the Company:

                  SpatialMetriX Corporation
                  222 Gale Lane
                  Kennett Square, PA  19348
                  Attn: Andrew Thomson
                  Facsimile:  (610) 444-2323

                  With a copy to:

                  Morgan Lewis & Bockius LLP
                  1701 Market St.
                  Philadelphia PA   19103
                  Attn: Stephen M. Goodman
                  Facsimile:  (215) 963-5299

                  If to Buyer, NewCo, or the Surviving Entity:

                  FARO Technologies, Inc.
                  125 Technology Park
                  Lake Mary, FL  32746
                  Attn: Simon Raab
                  Facsimile:  (407) 333-4181

                  With a copy to:

                  Foley & Lardner
                  100 N. Tampa St., Suite 2700
                  Tampa, FL  33602
                  Attn: Martin Traber
                  Facsimile: (813) 221-4210

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsmile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the Company, Buyer, and Newco notice in the manner herein set forth.

                  2.10. Governing Law and Venue The validity, construction, enforcement, and interpretation of the Merger Agreement, as amended by this Amendment, are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. Each Party to this Amendment (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for state court proceedings, and the Middle District of Florida, Tampa Division, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue

                  2.11. Waiver of Jury Trial. EACH PARTY TO THE MERGER AGREEMENT, AS MODIFIED BY THIS AMENDMENT, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

                  2.12. Amendments and Waivers. Buyer and the Company may mutually amend any provision of this Agreement or any Exhibit attached hereto at any time prior to the Effective Time, and the Company may execute and perform any such amendment without approval of the Company's stockholders to the fullest extent authorized under the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Company. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.

                  2.13. Severability. Any term or provision of the Merger Agreement, as amended by this Amendment, that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified

                  2.14. Expenses. Except as otherwise provided in this Agreement, each Party shall be responsible for all of its expenses incurred in connection with the transactions contemplated pursuant to the Merger Agreement, as modified by this Amendment, provided, however, that the Company may reimburse holders of Shares for reasonable out-of-pocket expenses.

                  2.15. Finders' Fees. The Company and Buyer will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.[The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first above written.

                                       FARO TECHNOLOGIES, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       SPATIALMETRIX CORPORATION


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                       FARO ACQUISITION LLC


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                     Common Stock Stockholder Signature Page


         The undersigned holder of Common Stock of SpatialMetriX Corporation executes the Second Amendment to Agreement and Plan of Merger (the "Amendment") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Amendment.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

               Series A Preferred Stock Stockholder Signature Page


         The undersigned holder of Series A Preferred Stock of SpatialMetriX Corporation executes the Second Amendment to Agreement and Plan of Merger (the "Amendment") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Amendment.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

               Series B Preferred Stock Stockholder Signature Page


         The undersigned holder of Series B Preferred Stock of SpatialMetriX Corporation executes the Second Amendment to Agreement and Plan of Merger (the "Amendment") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Amendment.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

               Series C Preferred Stock Stockholder Signature Page


         The undersigned holder of Series C Preferred Stock of SpatialMetriX Corporation executes the Second Amendment to Agreement and Plan of Merger (the "Amendment") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Amendment.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

               Series D Preferred Stock Stockholder Signature Page


         The undersigned holder of Series D Preferred Stock of SpatialMetriX Corporation executes the Second Amendment to Agreement and Plan of Merger (the "Amendment") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Amendment.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

              Series E-1 Preferred Stock Stockholder Signature Page


         The undersigned holder of Series E-1 Preferred Stock of SpatialMetriX Corporation executes the Second Amendment to Agreement and Plan of Merger (the "Amendment") and authorizes this signature page to be attached to a counterpart of the Agreement executed by the other parties to the Amendment.

Executed on ____________________, 2001


                                       Signature for an Individual


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Print Name



                                       Signature for an Entity


                                       _________________________________________
                                       Print Name of Entity

                                       By:______________________________________
                                            Signature

                                       _________________________________________
                                       Print Name


                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                      SCHEDULE A - SCHEDULE OF STOCKHOLDERS


                Investor                                 Common Stock
                --------                                 ------------



                Investor                           Series A Preferred Shares
                --------                           -------------------------



                Investor                           Series B Preferred Shares
                --------                           -------------------------




                Investor                           Series C Preferred Shares
                --------                           -------------------------




                Investor                           Series D Preferred Shares
                --------                           -------------------------




                Investor                          Series E-1 Preferred Shares
                --------                           -------------------------

                                    EXHIBITS
                                    --------


Exhibit A     -  Certificate of Merger

Exhibit B     -  Letter of Transmittal

Exhibit C     -  Disclosure Schedule

Exhibit D     -  Confidentiality and Proprietary Information Agreement

Exhibit E     -  Registration Rights

Exhibit F     -  Schedule of Employees

Exhibit G     -  Employment Agreement

Exhibit H     -  Restricted Stock Agreement

Exhibit I     -  Opinion Letter of Counsel to the Company

Exhibit J     -  Resignations

Exhibit K     -  Opinion Letter of Counsel to Buyer

Exhibit L     -  Escrow Agreement

Exhibit M     -  Exchange Agent Agreement

Exhibit N     -  Buyer's Disclosure Schedule

Exhibit O     -  Employee Bonus Payments

Exhibit P     -  Agreement with First Union Capital Partners

Exhibit Q     -  Assignment of First Union Loan Documents

Exhibit R     -  Assignment of PNC Loan Documents

Exhibit S     -  Closing Balance Sheet

                                    EXHIBIT S
                              CLOSING BALANCE SHEET

                                 SMX CORPORATION
                             ESTIMATED BALANCE SHEET
                             AS AT DECEMBER 31, 2001
                                    US$ 000's


ASSETS
     Current assets
         Accounts receivable, net of reserve of $500                $  1,750
         Inventories                                                   1,500
         Prepaid expenses                                                100
                                                              ---------------
                                                                    $  3,350
                                                              ---------------

     Fixed assets
         Property and equipment, net                                  $  200
         Other assets, net                                               100
                                                              ---------------
     Total Assets                                                   $  3,650
                                                              ===============


LIABILITIES AND SHAREHOLDERS' EQUITY
     Current Liabilities
         PNC bank indebtedness                                        $  750
         Accounts payable                                              1,000
         Accrued expenses (contingencies)                                870
         Employee bonus accrual                                           80
         Leica                                                           650
         Deferred revenues                                               450
         FARO loan                                                     2,750
                                                              ---------------
                                                                    $  6,550
                                                              ---------------

     Other debt
         First Union indebtedness                                   $  2,800
                                                              ---------------

     Shareholders' equity
         Equity                                                     $  7,800
         Accumulated deficit                                        (13,500)
                                                              ---------------
                                                                   $ (5,700)
                                                              ---------------

                                                              ---------------
     Total liabilities and shareholders' equity                     $  3,650
                                                              ===============


Net working capital
     Current assets                                                    3,350
     Current liabilities                                             (6,550)
                                                              ---------------
                                                                     (3,200)
                                                              ===============